                        AGREEMENT OF LIMITED PARTNERSHIP

                                       OF

                     BRANDYWINE OPERATING PARTNERSHIP, L.P.

                                TABLE OF CONTENTS


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BACKGROUND:.................................................................  1

AGREEMENTS..................................................................  4

ARTICLE I:        DEFINITIONS...............................................  4

ARTICLE II:       FORMATION OF PARTNERSHIP.................................. 18
         Section 2.1       Formation of Partnership......................... 18
         Section 2.2       Name, Principal Place of Business and
                           Registered Office................................ 18
         Section 2.3       Purpose.......................................... 19
         Section 2.4       Powers........................................... 19
         Section 2.5       Term............................................. 20
         Section 2.6       Amendment of Certificate......................... 20
         Section 2.7       Partnership Assets............................... 20
         Section 2.8       Limitation on Liability of Persons
                           Related to Partners.............................. 21
         Section 2.9       Conflicts of Interest and Transactions
                           with Affiliates.................................. 21
         Section 2.10      Statutory Compliance............................. 21

ARTICLE III:      PARTNERSHIP INTERESTS..................................... 22
         Section 3.1       In General....................................... 22
         Section 3.2       Class A, Class B and Class C Limited
                           Partnership Interests............................ 22
         Section 3.3       Creation and Issuance of Additional
                           Classes of Partnership Interests................. 23
         Section 3.4       Other Provisions Relating to All Classes
                           of Partnership Interests......................... 24
         Section 3.5       Register......................................... 24

ARTICLE IV:       CONTRIBUTIONS TO CAPITAL AND ISSUANCES OF
                  PARTNERSHIP INTERESTS..................................... 25
         Section 4.1       General Partner and Initial Class B
                           Limited Partner Capital Contributions............ 25
         Section 4.2       Initial Class A Limited Partner Capital
                           Contributions.................................... 25
         Section 4.3       Initial Class C Limited Partner Capital
                           Contributions.................................... 26
         Section 4.4       Option to Acquire Retained Interests in
                           Title Holding Partnerships....................... 27
         Section 4.5       Issuance of Additional Class A and
                           General Partner Units Upon Achievement
                           of Mortgage Discounts............................ 28
         Section 4.6       Forfeiture of Class A Units Upon Payment
                           of Certain Mortgage Indebtedness With
                           Equity Participation Rights...................... 29


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         Section 4.7       Forfeiture of Certain Class A Units and
                           General Partners' Units Upon Payment of
                           the GECC Equity Participation, and Upon
                           Foreclosure of GECC Loan......................... 30
         Section 4.8       Forfeiture of Certain Class A Units Upon
                           Payment of Certain Lease Equity
                           Participations................................... 32
         Section 4.9       Capital Contributions Generally.................. 33
         Section 4.10      No Third Party Beneficiary....................... 34
         Section 4.11      SSI Right of First Refusal....................... 34

ARTICLE V:        CAPITAL ACCOUNTS.......................................... 34
         Section 5.1       Establishment and Maintenance of Capital
                           Accounts......................................... 34
         Section 5.2       Succession to Capital Accounts................... 35
         Section 5.3       Certain Adjustments.............................. 35

ARTICLE VI:       DISTRIBUTIONS............................................. 35
         Section 6.1       Distributions Prior to Qualified
                           Offering......................................... 35
         Section 6.2       Distributions After Qualified Offering........... 37
         Section 6.3       Distributions to Pay Taxes....................... 37
         Section 6.4       Distributions upon Liquidation................... 38
         Section 6.5       Additional Distribution Rules.................... 38
         Section 6.6       Taxes Withheld................................... 39
         Section 6.7       In-Kind Distributions............................ 39
         Section 6.8       No Other Distributions Permitted................. 40
         Section 6.9       Special Distributions............................ 40

ARTICLE 7:                 ALLOCATIONS...................................... 40
         Section 7.1       Allocation of Net Income and Net Loss
                           Before a Qualified Offering...................... 41
         Section 7.2       Allocation of Net Income and Net Loss in
                           Connection with and After a Qualified
                           Offering......................................... 42
         Section 7.3       Special Allocations.............................. 42
         Section 7.4       Tax Allocations.................................. 44
         Section 7.5       Additional Special Allocations................... 45

ARTICLE VIII: EXPENSES; RIGHTS, DUTIES AND RESTRICTIONS OF THE GENERAL PARTNER; VOTING RIGHTS OF CLASS A
                           PARTNERS......................................... 45
         Section 8.1       Expenses Borne by the Partnership................ 45
         Section 8.2       Powers and Duties of General Partner............. 47
         Section 8.3       Voting Rights.................................... 51
         Section 8.4       Proscriptions.................................... 52
         Section 8.5       Qualified Offering............................... 53
         Section 8.6       Additional Partners.............................. 54
         Section 8.7       Compensation of the General Partner.............. 54

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         Section 8.8       Waiver and Indemnification..................... 54
         Section 8.9       Operation in Accordance with REIT
                           Requirements................................... 55
         Section 8.10      Reliance by Third Parties...................... 55
         Section 8.11      Other Matters Concerning the General
                           Partner........................................ 55
         Section 8.12      Meetings of Partners........................... 56

ARTICLE IX:       ACCOUNTING AND RECORDS.................................. 58
         Section 9.1       Books and Records.............................. 58
         Section 9.2       Annual Reports................................. 58
         Section 9.3       Tax Returns.................................... 59
         Section 9.4       Fiscal Year.................................... 59
         Section 9.5       Bank Accounts.................................. 59

ARTICLE X:        CHANGES IN GENERAL PARTNERS............................. 60
         Section 10.1      Permitted Assignment of General
                           Partnership Interest; Permitted
                           Withdrawal by the General Partner.............. 60
         Section 10.2      Admission of Additional General
                           Partners....................................... 60
         Section 10.3      Effect of Withdrawal of General Partner........ 60
         Section 10.4      Liability of a Withdrawn General
                           Partner........................................ 61

ARTICLE XI:       TRANSFERS OF LIMITED PARTNERSHIP INTERESTS.............. 61
         Section 11.1      General Transfer Provisions and Restric-
                           tions.......................................... 61
         Section 11.2      Expenses....................................... 63
         Section 11.3      Allocations with Respect to Transferred
                           Interest....................................... 63
         Section 11.4      Section 754 Election........................... 63
         Section 11.5      Transferee's Rights............................ 64

ARTICLE XII:      ADMISSION OF PARTNERS................................... 64
         Section 12.1      Procedure...................................... 64

ARTICLE XIII:     DISSOLUTION, LIQUIDATION AND WINDING-UP................. 64
         Section 13.1      Events of Dissolution.......................... 64
         Section 13.2      Continuation of the Business of the
                           Partnership After Certain Events of
                           Dissolution.................................... 65
         Section 13.3      Effect of Event of Dissolution................. 65
         Section 13.4      Accounting..................................... 66
         Section 13.5      Distribution on Dissolution.................... 66
         Section 13.6      Timing Requirements............................ 67
         Section 13.7      Sale of Partnership Assets..................... 67
         Section 13.8      Distributions in Kind.......................... 67
         Section 13.9      Documentation of Liquidation................... 68

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         Section 13.10     Liability of the Liquidating Trustee............ 68

ARTICLE XIV:      RIGHTS AND OBLIGATIONS OF THE LIMITED
                  PARTNERS................................................. 68
         Section 14.1      No Participation in Management.................. 68
         Section 14.2      Death, Incompetence, Bankruptcy, Etc............ 69
         Section 14.3      No Withdrawal................................... 69
         Section 14.4      Power of Attorney............................... 69
         Section 14.5      Limited Liability of Limited Partners........... 70

ARTICLE XV:       GRANT OF REDEMPTION RIGHTS TO LIMITED
                  PARTNERS................................................. 70
         Section 15.1      Grant of Redemption Rights...................... 70
         Section 15.2      General Partner Exchange........................ 70
         Section 15.3      Certain Limitations on Redemption
                           Right........................................... 72
         Section 15.4      Adjustments..................................... 72
         Section 15.5      Certain Covenants............................... 76

ARTICLE XVI:      CONVERSION OF CLASS B UNITS AND CLASS C UNITS
                  INTO GENERAL PARTNER UNITS............................... 77
         Section 16.1      Automatic Conversion of Class C Units
                           into General Partner Units...................... 77
         Section 16.2      Automatic Conversion of Class B Units
                           into General Partner Units...................... 77

ARTICLE XVII:     LIMITED PARTNER REPRESENTATIONS AND
                  WARRANTIES............................................... 77
         Section 17.1      Representations and Warranties of the
                           Limited Partners................................ 77

ARTICLE XVIII:    GENERAL PARTNER REPRESENTATIONS AND
                  WARRANTIES............................................... 79
         Section 18.1      Organization.................................... 79
         Section 18.2      Due Authorization; Binding Agreement............ 79
         Section 18.3      Consents and Approvals.......................... 79

ARTICLE XIX:      INDEMNIFICATION.......................................... 80
         Section 19.1      Indemnification................................. 80
         Section 19.2      Limitations on Indemnification
                           Obligations..................................... 80
         Section 19.3      Security and Remedies........................... 81
         Section 19.4      Restriction on Transfer......................... 82
         Section 19.5      No Credit to Capital Accounts................... 83
         Section 19.6      Release of Collateral........................... 83

ARTICLE XX        ARBITRATION OF DISPUTES.................................. 84
         Section 20.1      Settlement of Disputes.......................... 84
         Section 20.2      Arbitration..................................... 84

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         Section 20.3      Binding Character............................ 85
         Section 20.4      Exclusivity.................................. 85
         Section 20.5      No Alteration of Agreement................... 85

ARTICLE XXI:      ASSUMPTION OF LIABILITIES AND
                  INDEMNIFICATIONS...................................... 85
         Section 21.1      Assumption of Liabilities.................... 85
         Section 21.2      Indemnification.............................. 85

ARTICLE XXII:     GENERAL PROVISIONS.................................... 86
         Section 22.1      Notices...................................... 86
         Section 22.2      Successors................................... 86
         Section 22.3      Effect and Interpretation.................... 86
         Section 22.4      Counterparts................................. 86
         Section 22.5      Partners Not Agents.......................... 86
         Section 22.6      Entire Understanding; Etc.................... 87
         Section 22.7      Amendments................................... 87
         Section 22.8      Severability................................. 88
         Section 22.9      Trust Provision.............................. 88
         Section 22.10     Pronouns and Headings........................ 88
         Section 22.11     Assurances................................... 88


                                    EXHIBITS

Exhibit A                  List of Limited Partners
Exhibit B                  List of Portfolio A Title Holding Partnerships and
                           Properties
Exhibit C                  List of Portfolio C Title Holding Partnerships and
                           Properties
Exhibit D                  List of Portfolio B Title Holding Partnerships and
                           Properties
Exhibit E                  List of BRT OP Properties
Exhibit F                  List of Contributed Assets
Exhibit G                  List of Existing Mortgage Indebtedness Encumbering
                           Portfolio B and C Properties
Exhibit H                  List of Existing Mortgage Indebtedness with Equity
                           Participation Rights Encumbering Portfolio B and C
                           Properties
Exhibit I                  List of Retained Interests
Exhibit J                  Lease Equity Participation Schedule
Exhibit K                  GECC Participation Payment Schedule
Exhibit L                  Allocation of Transaction Expenses
Exhibit M                  List of Permitted Encumbrances

                                    SCHEDULES

Schedule 1        Form of Notice of Redemption

                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                     BRANDYWINE OPERATING PARTNERSHIP, L.P.


                  AGREEMENT OF LIMITED PARTNERSHIP dated August 22, 1996 by and among BRANDYWINE REALTY TRUST, a Maryland real estate investment trust as general partner (the "General Partner"), and the PERSONS NAMED IN EXHIBIT "A" attached hereto, as limited partners (together with any other Person who becomes a limited partner in the Partnership as hereinafter provided, the "Limited Partners"). The General Partner and the Limited Partners are sometimes referred to individually as a "Partner" and collectively as the "Partners".

                                   BACKGROUND:

         A. Witmer Operating Partnership I, L.P. ("Witmer Partnership") is a Delaware limited partnership that owns substantially all of the partnership interests in certain limited partnerships that own office and/or industrial properties. These partnerships, and the properties owned by them (referred to herein as the "Portfolio A Properties") are listed on Exhibit "B" attached hereto. Witmer Partnership also owns in fee the office property known as the Lawrenceville Office Park, Lawrenceville, New Jersey (the "Lawrenceville Property").

         B. Safeguard Scientifics, Inc., a Pennsylvania corporation ("Safeguard"), owns all of the issued and outstanding shares of BRT Witmer, Inc. ("Witmer GP"), a Pennsylvania corporation that is the sole general partner of Witmer Partnership, and all of the issued and outstanding shares of SSI Real, Inc., a Pennsylvania corporation ("SSI Real") that owns all of the Class B partnership units issued by Witmer Partnership (the "Witmer Class B Units"). The Nichols Company, a Pennsylvania corporation ("The Nichols Company") and certain other existing limited partners of Witmer Partnership own the Class A partnership units issued by Witmer Partnership (the "Witmer Class A Units"), as shown on Exhibit "B" attached hereto.

         C. The Nichols Company and certain other persons own all of the partnership interests in certain limited partnerships that own office and/or industrial properties. These partnerships, and the properties owned by them (referred to herein as the "Portfolio C Properties") are listed on Exhibit "C" attached hereto. The partnerships owning the Portfolio A Properties and the Portfolio C Properties and one of the Portfolio B Properties described in paragraph D below are sometimes referred to herein as the "Title Holding Partnerships".

         D. Safeguard owns certain office and industrial properties that are listed on Exhibit "D" attached hereto and referred to herein as the "Portfolio B Properties" in fee and through a Title Holding Partnership described on Exhibit "D".

         E. Brandywine Realty Trust, a Maryland real estate investment trust ("BRT"), is a real estate investment trust and a general partner of Brandywine Realty Partners, a general partnership ("BRT OP"), which owns certain office properties which are described on Exhibit "E" attached hereto (the "BRT OP Properties").

         F. The Portfolio A Properties, Portfolio B Properties and Portfolio C Properties, and the BRT OP Properties are referred to herein collectively as the "Properties" and individually as a "Property".

         G. This Agreement is being executed as part of a larger transaction, in which: (i) Safeguard and BRT are entering into a Share and Warrant Purchase Agreement whereby Safeguard or a wholly-owned subsidiary designated by it will acquire common stock and warrants to purchase Common Stock of BRT in consideration for the assignment to BRT of all of the Witmer Class B Units owned by SSI Real and payment of $426,250, the assignment to a wholly-owned qualified real estate subsidiary of BRT of all of the general partnership interest of Witmer Partnership owned by Witmer GP, and the assignment to BRT of all of the limited partnership interest owned by Witmer GP in certain Title Holding Partnerships that own Portfolio A Properties; (ii) BRT, The Nichols Company and Safeguard Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard ("SSI"), will form and organize the Partnership described in paragraph H below to own, hold, operate and manage the Properties directly or through the Title Holding Partnerships and BRT OP; (iii) the Partnership will acquire options to purchase certain properties known as Horsham 11 through 14 from the owners of such properties; (iv) SSI will enter into a distribution support and loan agreement with the Partnership whereby SSI will commit to lend the Partnership certain funds; and (v) The Nichols Company and BRT will execute a bill of sale and assignment whereby The Nichols Company will transfer to BRT or its designee substantially all of The Nichols Company's furniture, fixtures and equipment.

         H. BRT, The Nichols Company, SSI and the other persons executing this Agreement as a Partner now desire to form a limited partnership under the law of the State of Delaware to be known as Brandywine Operating Partnership, L.P. (the "Partnership"), to which (i) BRT will contribute all of the Witmer Class B Units of the Witmer Partnership, all of the limited partnership interest that it has acquired in certain Title Holding Partnerships that own Portfolio A Properties, $1,000, and the furniture, fixtures and equipment that BRT is

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acquiring on the date hereof from The Nichols Company in return for the issuance of general partner interests in the Partnership and Class B Units of Limited Partnership Interest to BRT; (ii) BRT will contribute all its interest (in a two-step transaction) as general partner of BRT OP to the Partnership in return for issuance of Class C Units of Limited Partnership Interest to BRT; (iii) The Nichols Company and the other existing partners of Witmer holding the Witmer Class A Units will contribute the Witmer Class A Units in return for issuance to them of Class A Limited Partnership Interests in the Partnership; (iv) Safeguard will contribute its title to the Portfolio B Properties in return for the issuance to SSI of Class A Limited Partnership Interests in the Partnership; and
(v) The Nichols Company and certain other persons will contribute partnership interests, representing 99% of the profits interest and 89% of the capital interest, in the Title Holding Partnerships owning the Portfolio C Properties to the Partnership (or in certain cases to a qualified real estate subsidiary wholly-owned by the General Partner) in return for the issuance to them of Class A Limited Partnership Interests in the Partnership. Such contributions are being made by such persons concurrently with the execution of this Agreement pursuant to that certain Contribution Agreement dated July 31, 1996 between and among BRT, Safeguard, SSI and The Nichols Company.

         I. As a result of the transactions described above, upon the execution of this Agreement and the simultaneous contributions to the Partnership created hereby provided for in the Contribution Agreement:

                  o The Partnership is created with BRT serving as the Partnership's General Partner and owning all of the general partnership interest in the Partnership.

                  o The Partnership owns (i) a portion of BRT's prior equity interest in BRT OP (and will be entitled to acquire the balance 12 months and a day after the date hereof) which in turn owns the BRT OP Properties; (ii) all of the outstanding limited partnership interest in Witmer Partnership; (iii) all of the Portfolio B Properties directly or through a Title Holding Partnership; and (iv) substantially all of the outstanding partnership interests in the Title Holding Partnerships that own the Portfolio C Properties.

                  o The Partnership holds options to purchase the Horsham 11 through 14 Properties.

                  o The Limited Partners of the Partnership consist of SSI, The Nichols Company, BRT and the other persons listed on Exhibit "A" as Limited Partners

                                       -3-


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                           who have contributed property to the Partnership
                           pursuant to the Contribution Agreement.

                  Now, the General Partner and the Limited Partners named in Exhibit "A" hereto wish to organize the Partnership as a limited partnership formed under the Act with the General Partner as the sole general partner and such named Limited Partners as the initial limited partners, for the purpose of owning and operating the business of the Partnership as hereinafter set forth.

                                   AGREEMENTS:

                  In consideration of the foregoing and the mutual promises herein contained, and intending to be legally bound, the parties hereto hereby agree as follows:

ARTICLE I:        DEFINITIONS


                  Except as otherwise herein expressly provided, the following terms and phrases used in this Agreement and the Exhibits hereto shall have the meanings set forth below:

                  "Act" shall mean the Revised Uniform Limited Partnership Act of the State of Delaware as in effect on the date hereof, and as the same may hereafter be amended from time to time.

                  "Adjusted Capital Account Deficit" shall mean, with respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of any relevant fiscal year and after giving effect to the following adjustments:

                           (a)  credit to such Capital Account any amounts
which such Partner is obligated or treated as obligated to restore with respect to any deficit balance in such Capital Account pursuant to Section 1.704-1(b)(2)(ii)(c) of the Regulations, or is deemed to be obligated to restore with respect to any deficit balance pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations; and

                           (b)  debit to such Capital Account the items
described in Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations.

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the requirements of the alternate test for economic effect contained in Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.


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                  "Affiliate" shall mean, with respect to any Partner (or as to any other Person the affiliates of whom are relevant for purposes of any of the provisions of this Agreement), (a) any member of the Immediate Family of such Partner; (b) any shareholder, director, officer, trustee, general partner, shareholder of a general partner or beneficiary of a Partner; (c) any legal representative, successor, or assignee of any Person referred to in the preceding clauses (a) and (b); (d) any trustee for the benefit of any Person referred to in the preceding clauses (a) through (c); or (e) any Entity which directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with any Person referred to in the preceding clauses (a) through (d).

                  "Agreement" shall mean this Agreement of Limited Partnership, as originally executed and as amended, modified, supplemented or restated from time to time, as the context requires.

                  "Assumed Liability" shall have the meaning set forth in
Section 21.1 hereof.

                  "Audited Financial Statements" shall mean financial statements (balance sheet, statement of operations, statement of partners' equity and statement of cash flows) prepared in accordance with generally accepted accounting principles and accompanied by an independent auditor's report.

                  "Bankruptcy" shall mean, with respect to any Partner, (a) the commencement by such Partner of any proceeding seeking relief under any provision or chapter of the federal Bankruptcy Code, 11 U.S.C. ss.101 et seq., as the same may be amended from time to time, or any other federal or state law relating to insolvency, bankruptcy or reorganization; (b) an adjudication that such Partner is insolvent or bankrupt; (c) the entry of an order for relief under the federal Bankruptcy Code with respect to such Partner; (d) the filing of any such petition or the commencement of any such case or proceeding against such Partner, unless such petition and the case or proceeding initiated thereby are stayed or dismissed within ninety (90) days from the date of such filing;
(e) the filing of an answer by such Partner admitting the allegations of any such petition; (f) the appointment of a trustee, receiver or custodian for all or substantially all of the assets of such Partner unless such appointment is stayed, vacated or dismissed within ninety (90) days from the date of such appointment but not less than five (5) days before the proposed sale of any assets of such Partner; (g) the insolvency of such Partner or the execution by such Partner of a general assignment for the benefit of creditors; (h) the convening by such Partner of a meeting of its creditors, or any class thereof, for purposes of effecting a moratorium upon or extension or composition of its debts; (i) the failure of such Partner to pay

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its debts as they mature; (j) the levy, attachment, execution or other seizure of substantially all of the assets of such Partner where such seizure is not discharged within thirty (30) days thereafter; (k) the admission by such Partner in writing of its inability generally to pay its debts as they mature or that it is generally not paying its debts as they become due; or (l) the taking of any corporate or partnership action in connection with the foregoing.

                  "BRT Administrative Expenses" shall mean all those administrative costs and expenses of BRT described in Section 8.1(c).

                  "BRT OP" shall mean Brandywine Realty Partners, a general partnership, which owns the BRT OP Properties.

                  "BRT OP Properties" shall have the meaning given to such term in paragraph (E) under the caption "Background" to this Agreement.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which the American or New York Stock Exchange or The NASDAQ Stock Market is closed.

                  "Capital Account" shall mean, with respect to any Partner, the separate "book" account which the Partnership shall establish and maintain for such Partner in accordance with Section 704(b) of the Code and Section 1.704-1(b)(2)(iv) of the Regulations and such other provisions of Section 1.704-1(b) of the Regulations that must be complied with in order for the Capital Accounts to be determined in accordance with the provisions of said Regulations.

                  "Capital Contribution" shall mean, with respect to any Partner, the amount of money and assets contributed to the Partnership by such Partner (net of liabilities to which such contributed assets are subject).

                  "Cash Amount" shall mean an amount of cash per Class A Unit equal to the Current Per Share Market Price of the number of shares of Common Stock issuable in respect of one Class A Unit pursuant to Section 15.2.

                  "Cash Equivalents" shall mean obligations of the United States government with a maturity of not more than 60 days and time deposits and accounts maintained in a national banking association and fully insured by the federal Deposit Insurance Corporation.

                  "Certificate" shall mean the Certificate of Limited Partnership establishing the Partnership, as filed with the office of the Secretary of State of Delaware, as amended and as

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it may hereafter be amended from time to time in accordance with the terms of this Agreement and the Act.

                  "Class A Limited Partnership Interest" shall have the meaning ascribed to it in Section 3.1.

                  "Class A Units" shall have the meaning ascribed to it in Section 3.2.

                  "Class B Accumulated Preferred Distributions" shall have the meaning given to such term in Section 6.1(b)(iii).

                  "Class B Limited Partnership Interest" shall have the meaning ascribed to it in Section 3.1

                  "Class B Liquidation Preference" shall mean the sum of (i) the amount of all then unpaid Class B Accumulated Preferred Distributions, plus (ii) $3,937,000 (which represents the agreed monetary value of (x) the capital stock of Witmer GP and (y) the Class B Units in the Witmer Partnership contributed by BRT to the Partnership) reduced by any return of such capital under Section 6.1(c).

                  "Class B Preferred Distribution" shall mean the amount that represents (for the period in respect of which the distribution is being made) an annualized return of 9.5% on $3.937 million (which $3.937 million represents the agreed monetary value of (i) the capital stock of Witmer GP and (ii) the Class B Units in the Witmer Partnership contributed by BRT to the Partnership), reduced by any return of capital under Section 6.1(c).

                  "Class B Units" shall have the meaning ascribed to it in Section 3.2.

                  "Class C Liquidation Preference" shall mean 100% of the Net Sale Proceeds realized by the Partnership indirectly through BRT OP from the sale or other disposition of the BRT Properties in connection with the dissolution and liquidation of the Partnership.

                  "Class C Limited Partnership Interest" shall have the meaning ascribed to it in Section 3.1.

                  "Class C Units" shall have the meaning ascribed to it in Section 3.2.

                  "Closing Price" on any date shall mean the last sale price of the Common Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices of the Common Stock, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the American Stock Exchange, or such other national securities exchange or The NASDAQ Stock Market on which the Common Stock is then listed or admitted to trading.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" shall have the meaning set forth in
Section 19.3(a) hereof.

                  "Common Stock" shall mean the common shares of beneficial interest, par value $.01 per share, of BRT.

                  "Contributed Assets" shall mean, with respect to a Partner, the real property, personal property, contract rights, contracts, agreements and other assets contributed by the Partner to the Partnership and shall include the assets set forth on Exhibit "F" as being contributed to the Partnership on the date hereof as the initial capital contribution of the Limited Partners named on Exhibit "F".

                  "Contribution Agreement" shall mean the Contribution Agreement among The Nichols Company, BRT, Safeguard and SSI dated July 31, 1996 pursuant to which the Contributed Assets have been contributed by the Partners to the Partnership.

                  "Control" shall mean the ability, whether by the direct or indirect ownership of shares or other equity interests, by contract or otherwise, to elect a majority of the directors of a corporation, to select the managing partner of a partnership, or otherwise to select, or have the power to remove and then select, a majority of those persons exercising governing authority over an Entity. In the case of a limited partnership, the sole general partner, all of the general partners to the extent each has equal management control and authority, or the managing general partner or managing general partners thereof shall be deemed to have control of such partnership and, in the case of a trust, any trustee thereof or any Person having the right to select any such trustee shall be deemed to have control of such trust.

                  "Current Per Share Market Price of the Common Stock" on any date shall mean the average of the Closing Price of the Common Stock for the five (5) consecutive Trading Days ending on such date.

                  "Depreciation" shall mean, with respect to any asset of the Partnership for any fiscal year or other period, the depreciation, depletion or amortization, as the case may be, allowed or allowable for federal income tax purposes in respect of such asset for such fiscal year or other period; provided, however, that if there is a difference between the Gross Asset Value and the adjusted tax basis of such asset, Depreciation shall mean "book depreciation, depletion or amortization" as determined under Section 1.704-1(b)(2)(iv)(g)(3) of the Regulations.

                  "Discount" shall have the meaning ascribed to it in
Section 4.5(c).

                  "Distribution Support and Loan Agreement" shall mean that certain Distribution Support and Loan Agreement between the Partnership and Safeguard Delaware of even date herewith pursuant to which Safeguard Delaware has committed, on the terms and subject to the conditions set forth in such agreement, to loan the Partnership funds needed (i) to make certain preferential distributions to the Limited Partner holding the Class B Units, (ii) to pay certain closing costs and transfer taxes, and (iii) for working capital for the operation of the Portfolio B Properties and Portfolio C Properties.

                  "Economic Capital Account" shall mean, with respect to any Partner, the balance, if any, in such Partner's Capital Account as of the end of any relevant period, increased by such Partner's share of Partnership Minimum Gain and Minimum Gain Attributable to Partner Nonrecourse Debt, and decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and
(6).

                  "Encumbrance" shall mean any liens, security interests, mortgages, deeds of trust, charges, claims, encumbrances, pledges, options, rights of first offer or first refusal and any other rights or interests of others of any kind or nature, actual or contingent, or other similar encumbrances of any nature whatsoever.

                  "Entity" shall mean any general partnership, limited partnership, corporation, joint venture, limited liability company, trust, business trust, cooperative or association.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time (or any corresponding provisions of succeeding laws).

                  "Event of Withdrawal" shall mean any event specified in
Section 17-402 of the Act or any corresponding provision of succeeding law.

                  "Excluded Common Shares" shall mean shares of Common Stock issued by BRT on or after May 1, 1996, the net proceeds of which are not contributed to the Partnership.

                  "Existing Mortgage Indebtedness" shall mean the mortgage indebtedness on the Portfolio B and Portfolio C

Properties in the aggregate principal amounts on the date hereof reflected on Exhibit G hereto.

                  "Fiscal Year" shall have the meaning ascribed to it in
Section 9.4.

                  "General Partner" shall mean Brandywine Realty Trust, a Maryland real estate investment trust, in its capacity as general partner of the Partnership, its duly admitted successors and assigns and any other person who is a general partner of the Partnership at the time of reference thereto.

                  "GECC" shall mean General Electric Capital Corporation, a New York corporation.

                  "GECC Loan" shall have the meaning given to such term in
Section 4.7(a).

                  "GECC Participation Payment" shall have the meaning given to such term in Section 4.7 hereof.

                  "General Partnership Interest" shall mean the Partnership Interest of any General Partner.

                  "GP Shares Amount" shall mean one share of Common Stock, as such number may be adjusted pursuant to Section 15.4.

                  "Gross Asset Value" shall mean, with respect to any asset, the asset's adjusted basis for federal income tax purposes except as follows:

                           (1) The initial Gross Asset Value of any asset
contributed by a Partner to the Partnership shall be the gross fair market value of such asset at the time of such contribution, as agreed to by the Partners;

                           (2) The Gross Asset Values of all Partnership assets
shall be adjusted to equal their respective gross fair market values, as agreed to by the Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution; (b) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership property other than money, unless all Partners receive simultaneous distributions of undivided interests in the distributed property in proportion to their respective Percentage Interests; (c) the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and (d) the termination of the Partnership for federal income tax purposes pursuant to
Section 708(b)(1)(B) of the Code; and

                           (3) The Gross Asset Value of any Partnership asset
distributed to any Partner shall be the gross fair market value of such asset on the date of distribution.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (1) or (2) hereof, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

                  "Indemnity Notice" shall have the meaning set forth in
Section 19.3(b) hereof.

                  "Lawrenceville Deficiency" shall have the meaning given to such term in Section 4.7(b).

                  "Lawrenceville Property" shall mean the office building project located in Lawrenceville, New Jersey known as the Lawrenceville Office Park owned in fee simple title by Witmer Partnership.

                  "Liabilities" shall have the meaning set forth in
Section 19.1 hereof.

                  "Limited Partners" shall mean those Persons listed on Exhibit A hereto in their respective capacities as limited partners of the Partnership, their permitted successors or assigns as a limited partner hereof, or any Person who, at the time of reference thereto, is a limited partner of the Partnership.

                  "Limited Partnership Interest" shall mean any equity interest in the Partnership held by any person or entity as a Limited Partner.

                  "Liquidating Trustee" shall mean such individual or Entity as is selected as the Liquidating Trustee hereunder by the General Partner, which individual or Entity may include the General Partner or an Affiliate of the General Partner, provided such Liquidating Trustee agrees in writing to be bound by the terms of this Agreement. The Liquidating Trustee shall be empowered to give and receive notices, reports and payments in connection with the dissolution, liquidation and/or winding-up of the Partnership and shall hold and exercise such other rights and powers as are necessary or required to permit all parties to deal with the Liquidating Trustee in connection with the dissolution, liquidation and/or winding-up of the Partnership.

                  "Major Decisions" shall have the meaning set forth in
Section 8.3 hereof.

                  "Management Company" means Brandywine Realty Services Corporation, a Pennsylvania corporation, all of whose nonvoting preferred stock and 5% of whose common stock is owned by the Partnership and whose business is to manage the Properties.

                  "Management Contracts" means the various management contracts assigned to the Management Company on the date hereof by (i) The Nichols Realty Services Company, an affiliate of The Nichols Company, pursuant to which the Management Company will manage each of the Portfolio A Properties, Portfolio B Properties and Portfolio C Properties, and (ii) BRT pursuant to which the Management Company will manage each of the BRT OP Properties, other than the Twin Forks Property located in North Carolina.

                  "Minimum Gain Attributable to Partner Nonrecourse Debt" shall mean "partner nonrecourse debt minimum gain" as determined in accordance with Regulation Section 1.704-2(i)(2).

                  "Mortgage Indebtedness With Equity Participation Rights" shall mean the Existing Mortgage Indebtedness on certain of the Portfolio B and Portfolio C Properties in the aggregate principal amounts on the date hereof reflected on Exhibit H hereto, pursuant to the terms of which the lender has an equity participation in the cash flow and/or sales proceeds of the Property.

                  "Net Cash Flow" shall mean, with respect to any fiscal period of the Partnership, the excess, if any, of "Receipts" over "Expenditures." For purposes hereof, the term "Receipts" means the sum of all cash receipts of the Partnership from all sources for such period, excluding Net Sale Proceeds and Net Financing Proceeds, Capital Contributions, and including any amounts held as reserves as of the last day of such period which the General Partner reasonably deems to be in excess of necessary reserves as determined below. The term "Expenditures" means the sum of (i) all cash expenses of the Partnership for such period, (ii) the amount of all payments of principal and interest on account of any indebtedness of the Partnership, or amounts due on such indebtedness during such period, and (iii) such additional cash reserves as of the last day of such period as the General Partner deems necessary for any capital or operating expenditure permitted hereunder.

                  "Net Financing Proceeds" shall mean the proceeds realized from any financing or refinancing of a Portfolio A, B, or C Property or group of Portfolio A, B or C Properties prior to a Qualified Offering, net of the amounts used to retire any indebtedness existing immediately prior to the transaction, to pay transaction costs, and to fund reserves established by the General Partner.

                  "Net Income or Net Loss" shall mean, for each Fiscal Year or other applicable period, an amount equal to the Partnership's net income or loss for such year or period as determined for federal income tax purposes and in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a) of the Code shall be included in taxable income or loss), with the following adjustments: (a) by including as an item of gross income any tax-exempt income received by the Partnership; (b) by treating as a deductible expense any expenditure of the Partnership described in Section 705(a)(2)(B) of the Code (including amounts paid or incurred to organize the Partnership (unless an election is made pursuant to Code Section 709(b)) or to promote the sale of interests in the Partnership and by treating deductions for any losses incurred in connection with the sale or exchange of Partnership property disallowed pursuant to Section 267(a)(1) or Section 707(b) of the Code as expenditures described in Section 705(a)(2)(B) of the Code; (c) in lieu of depreciation, depletion, amortization, and other cost recovery deductions taken into account in computing total income or loss, there shall be taken into account Depreciation; (d) gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of such property rather than its adjusted tax basis; and (e) in the event of an adjustment of the Gross Asset Value of any Partnership asset which requires that the Capital Accounts of the Partnership be adjusted pursuant to Regulation
Section 1.704-1(b)(2)(iv)(e), (f) and (m), the amount of such adjustment is to be taken into account as additional Net Income or Net Loss pursuant to Article VII hereof.

                  "Net Sale Proceeds" shall mean the net proceeds realized from any sale of a Portfolio Property or group of Portfolio Properties prior to a Qualified Offering, net of amounts used to repay indebtedness and transaction costs and to fund reserves established by the General Partner.

                  "Nichols Group" shall mean The Nichols Company and Anthony A. Nichols.

                  "Non-Lawrenceville Proceeds" shall have the meaning given to such term in Section 4.7(b).

                  "Nonrecourse Deductions" shall have the meaning set forth in Sections 1.704-2(b)(1) and (c) of the Regulations.

                  "Nonrecourse Liabilities" shall have the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

                  "Notice of Redemption" shall mean the Notice of Redemption referred to in Section 15.1 hereof and substantially in the form of Schedule 1 to this Agreement.

                  "Option Agreements" shall mean those certain Option Agreements of even date herewith between the Partnership and C/N Horsham Towne Limited Partnership, a limited partnership, pursuant to which the Partnership has the right and option to purchase the Option Properties.

                  "Option Properties" shall mean the office building properties known as Horsham 11-14 that the Partnership has the right to purchase pursuant to the Option Agreements.

                  "Partner Nonrecourse Deductions" shall have the meaning set forth in Section 1.704-2(i)(2) of the Regulations.

                  "Partners" shall mean the General Partner and the Limited Partners, their duly admitted successors or assigns or any Person who is a partner of the Partnership at the time of reference hereto.

                  "Partnership" shall mean the limited partnership hereby constituted, as such limited partnership may from time to time be constituted.

                  "Partnerships" shall mean the Partnership and the Witmer Partnership, as they may hereafter from time to time be constituted.

                  "Partnership Minimum Gain" shall have the meaning set forth in
Section 1.704-2(b)(2) of the Regulations.

                  "Partnership Interest" shall mean the entire ownership interest of a Partner in the Partnership at any particular time, including the right of such Partner to any and all benefits to which a Partner may be entitled as provided in this Agreement and in the Act, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement and of the Act.

                  "Partnership Units" shall mean a unit of interest in the Partnership issued under this Agreement.

                  "Percentage Interest" shall mean, with respect to any Partner,
(i) prior to a Qualified Offering, the ratio of the number of GP Units, Class A Units and Class B Units (but not the Class C Units) held by such Partner to the aggregate number of Units of all such classes (excluding the Class C Units) outstanding in the Partnership at the time of determination, and (ii) after a Qualified Offering, the ratio of the number of GP Units and Class A Units held by such Partner to the aggregate number of Units of all such classes outstanding in the Partnership at the time of determination.

                  "Permitted Encumbrance" means any liens and security interests on the Collateral granted on or prior to the date hereof by the owners of the Collateral as security for repayment of any Existing Mortgage Indebtedness listed on Exhibit "M", and the liens and security interests granted pursuant to
Section 19.3 hereof.

                  "Person" shall mean any individual or Entity.

                  "Portfolio A Properties, Portfolio B Properties, and Portfolio C Properties" shall have the meanings given to such terms set forth in paragraphs (A), (C) and (D), respectively, under the caption "Background" to this Agreement.

                  "Property" shall mean any real property in which the Partnership, directly or indirectly, acquires ownership of all or a portion of a fee or leasehold interest, and shall mean as of the date of this Agreement the Portfolio A Properties, Portfolio B Properties, Portfolio C Properties, and the BRT OP Properties.

                  "Proxy Statement" shall mean the definitive proxy statement mailed by BRT to the holders of its Common Stock soliciting proxies to be voted in favor of the approval of the transactions contemplated by the Transaction Documents at the Annual Shareholders' Meeting of BRT held on August 22, 1996.

                  "Qualified Offering" shall mean either an offering by BRT of its Common Stock to the public registered under the Securities Act of 1933, as amended, or an offering of its securities exempt from such registration, in which BRT receives either (i) net offering proceeds of at least $35 million at an offering price per share not less than the net book value of BRT's Common Stock at the last day of the fiscal quarter immediately preceding the quarter in which the offering occurs, calculated in accordance with generally accepted accounting principles, or (ii) net offering proceeds of at least $25 million, but less than $35 million, at an offering price per share of not less than $5.50, as adjusted in accordance with customary practice for stock splits, stock combinations and stock dividends occurring after the date hereof.

                  "Redeeming Partner" shall have the meaning set forth in
Section 15.1 hereof.

                  "Redemption Rights" shall have the meaning set forth in
Section 15.1 hereof.

                  "Register" shall mean the register established pursuant to Section 3.5.

                  "Registered Office" shall mean the location of the principal office of the Partnership as set forth in filings made by the Partnership pursuant to the Act.

                  "Registration Rights Agreement" shall mean the Registration Rights Agreement by and among BRT, SSI, The Nichols Company, The Richard M. Osborne Trust, and certain other persons, of even date herewith.

                  "Regulations" shall mean the final or temporary income tax regulations promulgated under the Code, as such regulations may be amended and in affect from time to time (including corresponding provisions of succeeding regulations).

                  "Regulatory Allocations" shall have the meaning set forth in Section 7.3(f).

                  "REIT" shall mean a real estate investment trust as defined in
Section 856 of the Code.

                  "REIT Requirements" shall mean the requirements for qualifying as a real estate investment trust under the Code and Regulations.

                  "Requesting Party" shall have the meaning set forth in
Section 20.2 hereof.

                  "Retained Interest" shall mean the 11% capital interest and 1% profits interest retained by (A) SSI in the Title Holding Partnership that owns Building 2 of the Meetinghouse Business Center, one of the Portfolio B Properties, contributed to the Partnership pursuant to Section 4.2 hereof, and
(B) The Nichols Company in (i) the Title Holding Partnerships that own the Portfolio C Properties contributed to the Partnership pursuant to Section 4.2 hereof, and (ii) the Title Holding Partnerships in which the Witmer Partnership serves as the sole general partner and owns directly and indirectly 89% of the capital interest and 99% of the profits interest.

                  "Safeguard" shall mean Safeguard Scientifics, Inc., a Pennsylvania corporation.

                  "Sales Price Threshold" shall have the meaning set forth in Section 4.8(b).

                  "Section 704(c) Tax Items" shall have the meaning set forth in
Section 7.4(c).

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Specified Redemption Date" shall mean the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption delivered to the Partnership at any time after a Qualified Offering, or if no Qualified Offering has then occurred, mailed or otherwise delivered to the Partnership within five days of the end of any period of 20 consecutive business days occurring after the second anniversary of the date of this Agreement during which such 20 business day period the market price of a share of BRT Common Stock averaged not less than $5.50 per share as adjusted in accordance with customary practice for stock splits, stock combinations and stock dividends occurring after the date hereof.

                  "SSI" means Safeguard Scientifics (Delaware), Inc., a wholly-owned subsidiary of Safeguard.

                  "Share and Warrant Purchase Agreement" shall mean the Share and Warrant Purchase Agreement dated July 31, 1996 between Safeguard and BRT pursuant to which Safeguard is acquiring Common Stock and Warrants of BRT on the date hereof as described in
Paragraph G under Background.

                  "Tax Items" shall have the meaning set forth in
Section 7.4(a).

                  "Tax Matters Partner" shall have the meaning ascribed to it in Section 9.3.

                  "Tax Payment Loan" shall have the meaning ascribed to it in Section 6.6.

                  "The Nichols Company" shall mean The Nichols Company, a Pennsylvania corporation.

                  "Title Holding Partnership" shall mean any partnership in which either the Partnership or the Witmer Partnership is the sole general partner and which holds fee title to either a Portfolio A Property, a Portfolio B Property, or a Portfolio C Property. The Title Holding Partnerships of the Partnership as of the date hereof are listed on Exhibits B and C.

                  "Trading Day" shall mean a day on which the principal national securities exchange or market on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, shall mean any Business Day.

                  "Transaction Documents" shall mean the Share and Warrant Purchase Agreement, the Contribution Agreement, the Option Agreements, and all documents and certificates executed and delivered by the Partners in connection with the formation of the Partnership.

                  "Transfer" as a noun, shall mean any sale, assignment, conveyance, pledge, hypothecation, gift, encumbrance or other transfer, and as a verb, shall mean to sell, assign, convey, pledge, hypothecate, give, encumber or otherwise transfer.

                  "Unit" shall have the meaning ascribed to it in
Section 3.1(c).

                  "Withholding Tax Act" shall have the meaning ascribed to it in Section 6.6.

                  "Witmer Class A Units" shall have the meaning ascribed to it in paragraph (B) under the caption "Background" to this Agreement.

                  "Witmer Class B Units" shall have the meaning ascribed to it in paragraph (B) under the caption "Background" to this Agreement.

                  "Witmer GP" shall mean BRT Witmer, Inc., a Pennsylvania corporation that serves as the sole general partner of Witmer Partnership.

                  "Witmer Partnership" shall mean Witmer Operating Partnership I, L.P., organized pursuant to an Agreement of Limited Partnership dated November 21, 1995, of which Witmer GP serves as sole general partner, and which partnership (i) serves as sole general partner of the Title Holding Partnerships that own the Portfolio A Properties, and (ii) holds fee title to the Lawrenceville Property.


ARTICLE II:       FORMATION OF PARTNERSHIP

Section 2.1       Formation of Partnership.

                  The Partners hereby agree to form the Partnership as a limited partnership pursuant to the provisions of the Act for the purposes and upon the terms and conditions hereinafter set forth. The Partners agree that the rights and liabilities of the Partners shall be as provided herein, except as otherwise expressly required by the Act or other applicable law, if any.

Section 2.2       Name, Principal Place of Business and Registered
                  Office.

                  (a) The business of the Partnership shall be conducted under the name of "BRANDYWINE OPERATING PARTNERSHIP, L.P." or such other name as the General Partner may select, and all transactions of the Partnership and title to all of the Partnership's assets, to the extent permitted by applicable law, shall be carried on and completed in such name.

                  (b) The principal place of business and registered office of the Partnership shall be located at Newtown Corporate Campus, 16 Campus Boulevard, Suite 150, Newtown Square, PA 19073. The General Partner may change the principal place of business or the registered office of the Partnership at any time in its sole discretion, and, in such event, shall give written notice thereof to all Limited Partners and file any required amendments to the Certificate required by the Act.

Section 2.3       Purpose.

                  The purpose of the Partnership shall be, directly or indirectly, to acquire, hold, own, develop, redevelop, construct, improve, maintain, operate, manage, sell, lease, rent, transfer, encumber, mortgage, convey, exchange, and otherwise dispose of or deal with real and personal, tangible and intangible, property of every kind and nature, including without limitation, the Portfolio A Properties, Portfolio B Properties, Portfolio C Properties, Option Properties and BRT OP Properties; to act as and exercise all of the powers of the general partner or a limited partner, as the case may be, in partnerships or joint ventures in which the Partnership has an interest; to acquire, own, deal with and dispose of securities and other interests in partnerships, corporations or joint ventures, including corporations, partnerships, joint ventures and other associations formed for the acquisition, development or redevelopment of real and personal property or the provision of services thereto; to undertake such other activities as may be necessary, advisable, desirable or convenient to the business of the Partnership; to engage in such other ancillary activities as shall be necessary or desirable to effectuate the foregoing purposes; and to otherwise engage in or conduct any enterprise, business or activity in which a limited partnership may engage in or conduct under the Act.

Section 2.4       Powers.

                  The Partnership shall have and exercise all powers now or hereafter permitted by the State of Delaware to be exercised by a limited partnership formed under the laws of that state. In connection with (and without limiting) the foregoing, the Partnership shall have full power and authority, directly or through its interests in other partnerships, corporations, joint ventures or other associations, to enter into, perform, and carry out contracts of any kind, to borrow and lend money and to issue evi-dences of indebtedness, whether or not secured by mortgages, trust deeds, pledges or other liens, and to guaranty, provide security for or cause any subsidiary joint venture or other association in which the Partnership has an interest to guaranty or provide security for indebtedness or other obligations of the Partnership or any subsidiary.

Section 2.5       Term.

                  The Partnership shall commence existence upon the filing of the Certificate with the Secretary of the State of Delaware and shall dissolve at 12:01 a.m. on December 31, 2094, unless sooner dissolved pursuant to law or this Agreement.

Section 2.6       Amendment of Certificate.

                  Promptly upon the execution and delivery hereof, the General Partner shall cause the Certificate to be filed with the Secretary of State of Delaware and such other elections, notices, instruments, documents or certificates as may be required by applicable law, including, without limitation, applications to do business in all jurisdictions where the Partnership will own property, and which may be necessary to enable the Partnership to conduct its business, and to own its properties, under the Partnership's name, to be amended and/or filed or recorded in all appropriate public offices.

Section 2.7       Partnership Assets.

                           (a) The Partners shall use the Partnership's credit
and assets solely for the benefit of the Partnership. All real and personal property owned by the Partnership shall be owned by the Partnership, and the Partners as such shall have no direct interest therein.

                           (b) To the extent allowable under applicable law,
title to all or any part of the properties of the Partnership may be held in the name of the Partnership or any other Person as nominee for the Partnership. Any such title holder shall perform any and all of its respective functions to the extent and upon such terms and conditions as may be determined from time to time by the General Partner.

                           (c) No Partner shall, either directly or indirectly,
take any action to require partition or appraisement of the Partnership or of any of its assets or properties or cause the sale of any Partnership property for other than a Partnership purpose, and notwithstanding any provision of applicable law to the contrary, each Partner (and its legal representatives, successors and assigns) hereby irrevocably waives any and all right to maintain any action for partition or to compel any sale with respect to its Partnership Interest or with respect to any assets or properties of the Partnership, except as expressly provided in this Agreement.

Section 2.8       Limitation on Liability of Persons Related to
                  Partners.

                  Except as otherwise required by applicable law or as expressly agreed in writing, no director, trustee, officer, shareholder, partner, employee or agent of any Partner shall be personally liable for the payment of any sums owing by such Partner to the Partnership or any other Partner under the terms of this Agreement or for the performance of any other covenant or agreement of such Partner contained herein.

Section 2.9       Conflicts of Interest and Transactions with
                  Affiliates.

                           (a) Subject to the limitations expressly set forth
herein, any Partner and any Affiliate of any Partner may engage in or possess an interest in any business or activity whatsoever, whether now existing or hereafter created, without any accountability to the Partnership or any Partner. This Agreement shall not give the Partnership or any Partner any interest in, or right to, any such business or activity or any proceeds, income or profit thereof or therefrom. No Partner shall be obligated to offer any business opportunity to the Partnership or any other Partner.

                           (b) Subject to the limitations expressly set forth
herein, the Partnership may enter into any arrangement, contract, agreement or business venture that is not prohibited under the Act with any Partner or any Partner's Affiliates. Each Partner understands and acknowledges that the conduct of the business of the Partnership will involve business dealings with such other business ventures or undertakings of the Partners and their Affiliates. Without limiting the generality of the foregoing, the Partnership, at the discretion of the General Partner, may borrow funds from any Partner or any Partner's Affiliates. Except to the extent otherwise provided herein, any material transaction between the Partnership and any Partner or Affiliate of a Partner shall be on terms reasonably determined by the General Partner to be no less favorable than the terms which could be obtained from unrelated third parties.

Section 2.10      Statutory Compliance.

                  The General Partner has executed and shall promptly cause to be filed the Certificate in the Office of the Secretary of the State of Delaware pursuant to the Act and hereafter shall execute such further documents and take such further action as shall be appropriate to comply with the Act and all other all requirements of law for the formation and operation of a limited partnership in the State of Delaware and all other jurisdictions in which the Partnership may elect to do business.


ARTICLE III:      PARTNERSHIP INTERESTS

Section 3.1       In General.

                           (a) The Partnership initially shall have four classes
of Partnership Interest: "General Partnership Interests," "Class A Limited Partnership Interests," "Class B Limited Partnership Interests", and "Class C Limited Partnership Interests", each of which shall be divided into units as provided in paragraph (c) below. The Class A Limited Partnership Interests, Class B Limited Partnership Interests and Class C Limited Partnership Interests are sometimes referred to herein as "Limited Partnership Interests." The Partnership may create and issue additional classes of General or Limited Partnership Interests in accordance with Section 3.3.

                           (b) Any Person may at the same time hold more than
one class of Partnership Interest and, in such event, shall for the purposes of this Agreement be separately entitled to the rights afforded a Partner in each of such classes under this Agreement. If a General Partner contributes to the capital of the Partnership as a Limited Partner or purchases any Limited Partnership Interest, it shall be treated in all respects as a Limited Partner as to such Limited Partnership Interests.

                           (c) Each class of Partnership Interest issued by the
Partnership shall be divided into units ("Units") with each Unit within a class representing an equal undivided fractional share of each item of Partnership income, gain, and loss, and in each distribution of Partnership assets, allocable to the Units of that class.

Section 3.2       Class A, Class B and Class C Limited Partnership
                  Interests.

                           (a) An aggregate of 1,487,509 Class A Units is hereby
authorized for issuance pursuant to Section 4.2. The Class A Units shall be entitled to the rights of redemption specified in Article XV hereof and such voting and other rights as may be herein specified. Additional Class A Units are authorized for issuance in the future to acquire the Retained Interests as provided in Section 4.4, upon the achievement of Discounts as provided in
Section 4.5, pursuant to the Option Agreements and as otherwise provided for or contemplated by this Agreement. Otherwise, no additional Class A Units may be issued.

                           (b) An aggregate of 715,818 Class B Units is hereby
authorized for issuance pursuant to Section 4.1. The

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Class B Units shall have the preferential distribution and liquidation rights specifically provided for herein and shall be automatically converted into Class A Units at the times provided in Article XVI. No additional Class B Units may be issued after the date hereof.

                           (c) An aggregate of 1,856,200 Class C Units is hereby
authorized for issuance pursuant to Section 4.3. The Class C Units shall have the right to a special allocation of all income, gain, profits, losses and cash flow realized from the ownership, operation and disposition of the BRT OP Properties, and shall have no rights to allocation of any such items arising from the ownership, operation or disposition of the Portfolio A Properties, Portfolio B Properties, Portfolio C Properties or Option Properties. Class C Units shall be automatically converted into Class A Units at the time provided in Article XVI. No additional Class C Units may be issued after the date hereof except as provided in Section 4.3.

Section 3.3       Creation and Issuance of Additional Classes of
                  Partnership Interests.

                           (a) Subject only to the limitations expressly set
forth in this Agreement, the General Partner may from time to time solicit and accept additional Capital Contributions from any Person and/or cause the Partnership to create and issue such additional classes of Partnership Interests, rights, options, or warrants exercisable for or convertible into Partnership Interests, or other securities or instruments of any type or class whatsoever. Any such Partnership Interests, rights, options, warrants, securities or instruments may be issued for cash, property, services, or such other type, form, and amount of consideration (including notes, other evidences of indebtedness or obligations of the Person acquiring the interest, instrument or security, as the case may be) as the General Partner may determine to be appropriate. Each such class of additional Partnership Interest shall have such rights, privileges and preferences, and be subject to such limitations, as the General Partner shall specify.

                           (b) The creation of an additional class of
Partnership Interest permitted hereunder may be made by the General Partner by setting forth either in an amendment or an addendum to this Agreement the relative rights, obligations, duties, and preferences of each new class of Partnership Interests created. A copy of this Agreement as so amended, or the addendum as so adopted, as the case may be, shall be provided to each other Partner. All filings necessary to be made under the Act or applicable law in connection with the creation of such interests shall be made by the General Partner on behalf of the Partnership.


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



                           (c) Prior to a Qualified Offering, the written
consent of the holders of not less than 75% of the then-outstanding Class A Units shall be required to take any action otherwise permitted under this
Section 3.3. After a Qualified Offering, no such consent shall be required.

                           (d) Following a Qualified Offering, if a Capital
Contribution to the Partnership is being made by the General Partner with the proceeds realized from the sale of additional shares of Common Stock of BRT, the Partnership shall issue to the General Partner in exchange therefor that number of GP Units equal to the number of shares of BRT Common Stock the net proceeds of which are contributed and no other class of Partnership Interest or other consideration.


Section 3.4       Other Provisions Relating to All Classes of
                  Partnership Interests.

                           (a) Fractional Units may be issued, with the amount
of any such fractional interest being rounded to the fourth decimal place.

                           (b) By executing this Agreement, each Partner
consents and authorizes the Partnership, acting solely through the General Partner, to issue, subject to the express requirements and limitations hereof, such interests, instruments and securities upon such terms and conditions as the General Partner may from time to time determine to be appropriate.

                           (c) Certificates for Units may be issued, at the
request of the holder of any Units, but no Class A Units comprising Collateral may be certificated prior to the time such Units cease to be Collateral hereunder unless the certificates are delivered to the holder of the first priority security interest thereon, duly endorsed in blank for transfer or accompanied by duly executed transfer powers.

Section 3.5       Register.

                  The General Partner shall maintain a Register at the principal place of business of the Partnership setting forth the names, addresses and Capital Accounts of the Partners, and the number and class of Partnership Interests held by each Partner. Upon any adjustment or cancellation of any Partner's Partnership Interest, the General Partner shall make such adjustment or cancellation in the Register and send written notice thereof to the Partner so affected. Upon an assignment by a Partner of all or a part of its Partnership Interest in the Partnership pursuant to the terms hereof and as permitted hereby, the General Partner shall register such assignment in the Register. The General Partner shall note on the Register any restrictions on the

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transfer of any Partner's Partnership Interests and any such Partnership
Interests that are held in escrow hereunder. In the absence of manifest error, the Register shall constitute conclusive evidence of the interest of each Partner and other Person in Partnership Units.


ARTICLE IV:       CONTRIBUTIONS TO CAPITAL AND ISSUANCES OF
                  PARTNERSHIP INTERESTS

Section 4.1       General Partner and Initial Class B Limited
                  Partner Capital Contributions.

                           (a) Concurrently herewith, pursuant to the
Contribution Agreement, the General Partner shall contribute, or cause to be contributed, as its initial Capital Contribution to the Partnership as General Partner the sum of $1,000 cash and the furniture, fixtures and equipment acquired from The Nichols Company on the date hereof and all other furniture, fixtures and equipment owned by it, and the Partnership shall issue to and register in the name of the General Partner on the Register 182 General Partner Units.

                           (b) Concurrently herewith, pursuant to the
Contribution Agreement, the General Partner shall contribute, or cause to be contributed, as its initial Capital Contribution to the Partnership as the Class B Limited Partner, all of the Class B Units in the Witmer Partnership that it acquired from SSI on the date hereof and all of the limited partnership interest in certain Title Holding Partnerships that own Portfolio A Properties that it acquired from Witmer GP on the date hereof. In return, the Partnership shall issue to the General Partner, and register in the name of BRT on the Register, an aggregate of 715,818 Class B Units.

Section 4.2       Initial Class A Limited Partner Capital
                  Contributions.

                           (a) Concurrently herewith, pursuant to the
Contribution Agreement, each of the Persons identified on Exhibit "F" as a Limited Partner shall contribute, or cause to be contributed, as its or his initial Capital Contribution to the Partnership, all Witmer Partnership Class A Units owned by it or him and set forth after such Limited Partner's name on Exhibit "F," and in the case of The Nichols Company that certain Promissory Note of Witmer Partnership described on Exhibit "F" and the Partnership shall issue to and register in the name of such Limited Partner on the Register that number of Class A Units in the Partnership set forth opposite such Limited Partner's name on Exhibit "F." As shown on Exhibit F, the total number of Class A Units issued under this paragraph (a) is 882,234, none of which shall be held in escrow.

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




                           (b) Concurrently herewith, pursuant to the
Contribution Agreement, each of the Persons identified as a Limited Partner on Exhibit "F" shall contribute, or cause to be contributed, as its or his initial Capital Contribution to the Partnership, the interest that such Person has as a partner in the Title Holding Partnerships that hold the Portfolio C Properties to the extent provided therein (other than any interests shown on Exhibit "F" as being assigned at the direction of the Partnership by such persons to a wholly-owned qualified real estate subsidiary of the General Partner), and the Partnership shall issue to and register in the name of such Limited Partner on the Register the number of Class A Units in the Partnership set forth opposite such Limited Partner's name on Exhibit "F," a portion of which Units designed on Exhibit "F" shall be held in escrow as provided in Section 4.6. As shown on "Exhibit F," the total number of Class A Units issued under this paragraph (b) is 211,197 of which 72,231 shall be held in escrow.

                           (c) Concurrently herewith, pursuant to the
Contribution Agreement, SSI shall contribute, or caused to be contributed, all of its right, title and interest in six of the Portfolio B Properties identified on Exhibit "F," and all of its partnership interest other than the Retained Interest in the Title Holding Partnership that owns the remaining Portfolio B Property, as its initial Capital Contribution to the Partnership, and the Partnership shall issue to and register in the name of SSI on the Register the number of Class A Units in the Partnership set forth on Exhibit "F," a portion of which Units designated on Exhibit "F" shall be held in escrow as provided in
Section 4.6. As shown on Exhibit "F," the total number of Class A Units issued under this paragraph (c) is 394,078 Units, of which 227,712 shall be held in escrow.

                           (d) At the Partnership's instruction, a Limited
Partner named on Exhibit "F" shall assign to BRT his units of limited partnership interest in a Title Holding Partnership in lieu of contributing them to the Partnership, but the amount of interest so assigned shall be limited to a
 .1% limited partnership interest.

Section 4.3       Initial Class C Limited Partner Capital
                  Contributions.

                           (a) Concurrently herewith, pursuant to the
Contribution Agreement, BRT shall contribute as an additional initial Capital Contribution to the Partnership, that portion of its interest as general partner in BRT OP representing a 97% profits interest and a 49% capital interest. BRT shall contribute the balance of its interest as general partner in BRT OP to the Partnership on the date which occurs 1 year and 1 day after the date of this Agreement.


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



                           (b) In return, the Partnership shall issue to BRT,
and register in the name of BRT on the Register, an aggregate of 1,856,200 Class C Units, of which 1,600,000 shall be issued on the date hereof, and the balance thereof at the time of the contribution by BRT of the balance of its interest as general partner in BRT OP as provided in paragraph (a) above.


Section 4.4       Option to Acquire Retained Interests in Title
                  Holding Partnerships.

                           (a) Following the contribution by the Class A Limited
Partners of the Contributed Assets to the Partnership, (i) The Nichols Company will continue to hold the Retained Interests in each of the Title Holding Partnerships identified on Exhibit "I," that owns a Portfolio A or Portfolio C Property and SSI will continue to hold the Retained Interest in the Title Holding Partnership identified on Exhibit "I" that owns a Portfolio B Property. After giving effect to the capital contributions under Sections 4.1 through 4.3 hereof, all of the Title Holding Partnerships are subsidiaries of either Witmer Partnership or the Partnership as indicated on Exhibits "B" and "C."

                           (b)(i) The Nichols Company and Safeguard each hereby
grants to the Partnership the irrevocable right and option with respect to each Retained Interest owned by it reflected on Exhibit "I" in a Title Holding Partnership that owns a Portfolio B or Portfolio C Property, to acquire, free and clear of any Encumbrance, such Retained Interest in exchange for Class A Units upon written notice to such effect being given by the Partnership to The Nichols Company or Safeguard, as the case may be, at least five days prior to the exercise of such option. Such option may be exercised by the Partnership at any time prior to the first Business Day of the 37th month after the date hereof. The exercise notice shall contain the agreement of the Partnership to pay all Pennsylvania real estate transfer taxes that may become payable as a result of the transfer of such Retained Interest as a result of such option being exercised prior to the first Business Day of the 37th full month after the date hereof.

                           (ii) If the option granted pursuant to the preceding
paragraph has not been exercised prior thereto, then on the first Business Day of the 37th full month after the date hereof, the Partnership shall acquire from The Nichols Company and Safeguard, and The Nichols Company and Safeguard shall each Transfer to the Partnership, all Retained Interests described in paragraph
(b)(i), free and clear of any Encumbrance.

                           (c)(i) Concurrently with the acquisition of the
Retained Interests pursuant to paragraph (b) above, the

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



Partnership shall cause Witmer Partnership or its designee to acquire all of The Nichols Company's Retained Interest owned by it reflected on Exhibit "I" in each Title Holding Partnership owning a Portfolio A Property in exchange for Class A Units of Limited Partnership Interest in Witmer Partnership in accordance with the provisions of Section 13 of the Agreement of Limited Partnership dated November 21, 1995 of Witmer Partnership no later than the first Business Day of the 37th month after the date hereof. The Partnership shall pay, or cause to be paid, all Pennsylvania real estate taxes that may become payable as a result of the acquisition of such Retained Interest prior to the first Business Day of the 37th full month after the date hereof.

                           (ii) Immediately upon Witmer Partnership acquiring
such Retained Interests, the Partnership shall issue to The Nichols Company Class A Units in exchange for the Class A Units of Limited Partnership Interest in Witmer Partnership acquired by The Nichols Company in exchange for such Retained Interests.

                           (d) The total number of Class A Units to be issued by
the Partnership to acquire all of the Retained Interests and Class A Units of Witmer Partnership described in paragraphs (b) and (c) above shall be 132,968 Class A Units. At the closing for the Transfer of the Retained Interests and Class A Units of Witmer Partnership to the Partnership in accordance with the preceding Sections 4.4(b) and (c), the Partnership shall issue to Safeguard and The Nichols Company, or to their successors or designees, that number of such 132,968 Class A Units as is indicated opposite their names on Exhibit "I" and shall pay to each such person the amount, if any, that is equal to the aggregate amount that would have been distributed in respect of such Units had they been issued on the date hereof. All such Class A Units shall be, when issued, validly issued, fully paid, and, except as otherwise required under the Act, nonassessable.

Section 4.5 Issuance of Additional Class A and General Partner Units Upon Achievement of Mortgage Discounts.

                           (a) Exhibit "G" sets forth for the Portfolio B
Properties and Portfolio C Properties identified thereon: (i) the Existing Mortgage Indebtedness outstanding in respect of such Property; (ii) the institutional lender that holds such Existing Mortgage Indebtedness; and (iii) the net equity of the Partnership in the Property at the date hereof (i.e. the value of the Property ascribed to it by the Partners less the outstanding principal balance of the Existing Mortgage Debt) as of the date hereof.

                           (b) If at any time after the date hereof, any such
Existing Mortgage Indebtedness is repaid or otherwise discharged or satisfied at a Discount, and as a result thereof

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



additional net equity in the Property is realized, the Partnership shall issue the number of additional Class A and General Partner Units that is equal in the aggregate to (x) the dollar amount of the additional net equity so achieved divided by (y) $5.50 as adjusted in accordance with customary practice for stock splits, stock combinations and stock dividends occurring after the date hereof. Except as otherwise provided in the last sentence of this paragraph (b), (i) twenty-five percent (25%) of such additional Units shall be General Partner Units and issued to the General Partner; and (ii) the remaining seventy-five percent (75%) of such additional Units shall be Class A Units and issued to the persons identified on Exhibit "G" in the relative proportions indicated thereon.

                           (c) For purposes of this Section 4.5, the Discount
shall be the amount greater than zero obtained by subtracting from (A) the outstanding principal balance of such Existing Mortgage Indebtedness immediately prior to its repayment, (B) the amount of the cash paid, plus the fair value of any other assets conveyed, to fully discharge the Identified Indebtedness. If such computation does not result in a number greater than zero, there shall be no Discount realized in the repayment of such Identified Indebtedness.

                           (d) For purposes of this Section 4.5, the additional
net equity in a Property realized through the repayment of Mortgage Indebtedness at a Discount shall be the amount, greater than zero, obtained by (A) if the original net equity of the Property is positive, (i) adding the amount of the Discount to the original net equity of the Property shown on Exhibit G, and (ii) subtracting therefrom the original net equity assigned to the Property on Exhibit G; or (B) if the original net equity of the Property is negative, by subtracting from the Discount, the amount of such negative net equity.

                           (e) Whenever the Partnership shall issue additional
Class A Units to any person under this Section 4.5, it shall pay to each such person the amount, if any, that is equal to the aggregate amount that would have been distributed in respect of such Units had they been issued on the date hereof.

Section 4.6       Forfeiture of Class A Units Upon Payment of
                  Certain Mortgage Indebtedness With Equity
                  Participation Rights.

                           (a) Exhibit H sets forth for the Portfolio B
Properties and Portfolio C Properties identified thereon: (i) the Mortgage Indebtedness With Equity Participation Rights outstanding in respect of such Property; (ii) the institutional lender that holds such indebtedness; (iii) the amount of the lender's equity participation in the cash flow and/or sales proceeds of the Property; and (iv) the net equity of the

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



Partnership in the Property at the date hereof (i.e., the value of the Property ascribed to it by the Partners less the outstanding principal balance of the mortgage debt as of the date hereof).

                           (b) The Partnership will use its best efforts to
obtain the consent of the holder of the Mortgage Indebtedness With Equity Participation Rights on each such Property to waive its rights under the mortgage loan documents to receive its equity participation. If despite such efforts, the Partnership is required at the time the Partnership repays or otherwise satisfies Mortgage Indebtedness With Equity Participation Rights encumbering a Property in full to make a payment to the lender in satisfaction of its equity participation in the Property, then on the date on which such Mortgage Indebtedness With Equity Participation Rights is paid in full, the Limited Partners shown on Exhibit H shall forfeit to the Partnership, in the relative proportions indicated thereon, that number of Class A Units owned by them which are held in escrow by the Partnership pursuant to paragraph (c) below that is equal to the amount of the equity participation payment made to the lender divided by $5.50, as adjusted in accordance with customary practice for stock splits, stock combinations and stock dividends occurring after the date hereof. Upon such forfeiture, which shall be made free of all Encumbrances, such Units will then be cancelled and shall not be available for reissuance.

                           (c) A total of 299,943 Class A Units issued by the
Partnership under Sections 4.2(b) and 4.2(c) hereof have been deposited in escrow with the Partnership pending repayment of the Mortgage Indebtedness With Equity Participation Rights described in this Section, as indicated on Exhibit
F. Such Class A Units, while held in escrow, shall be deemed outstanding for all purposes and the holders of such Class A Units shall be entitled to receive all distributions made in respect thereof and to all voting rights associated with such Class A Units. Each time the Mortgage Indebtedness With Equity Participation Rights encumbering a particular Portfolio B or C Property is paid or otherwise discharged in full, the Class A Units escrowed in respect of that Property shall be cancelled to the extent required under paragraph (b) above, and the remainder of such Class A Units shall be automatically released from escrow and thereafter held free of escrow by the Limited Partner that deposited such Class A Units into escrow.

Section 4.7 Forfeiture of Certain Class A Units and General Partners' Units Upon Payment of the GECC Equity Participation, and Upon Foreclosure of GECC Loan.

                           (a)(i) Witmer Partnership has financed the Portfolio
A Properties owned by it through the Title Holding Partnerships with the proceeds of a mortgage loan from GECC, the

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outstanding principal balance of which is $31,145,397 date hereof (the "GECC
Loan"). Under the terms of the mortgage loan documents, GECC also has an equity participation in the Portfolio A Properties under which GECC has the right to receive certain cash payments from the Witmer Partnership in excess of the amount required to pay all of the outstanding principal balance of the mortgage debt. The amount paid by the Witmer Partnership to satisfy the GECC equity participation at the time of the repayment of the GECC Mortgage is hereinafter called the "GECC Participation Payment."

                           (ii) On the date on which the GECC Participation
Payment is paid in full, the Partners identified in paragraph (iii) below shall transfer to the Partnership that number of Units that is equal to the amount of the GECC Participation Payment divided by $5.50, as adjusted in accordance with customary practice for stock splits, stock combinations and stock dividends occurring after the date hereof. Upon such transfer, which shall be made free of all Encumbrances, such Units shall be cancelled.

                           (iii) Of the total Units required to be transferred
to the Partnership pursuant to paragraph (ii) above: (I) the General Partner shall transfer that number of its General Partner Units equal to the lesser of
(A) 25% of the total number of Units so required to be transferred to the Partnership, and (B) that number of General Partner Units issued to the General Partner under Section 4.5 hereof; and (II) the Limited Partners named on Exhibit K hereto shall transfer, in the relative proportions indicated thereon, that number of their Class A Units equal to the remaining balance of Units required to be transferred to the Partnership under paragraph (ii).

                           (b) The portion of the GECC Loan allocated to the
Lawrenceville Property ($3,200,000) exceeded the value assigned to that property by the parties as of the date of closing of the GECC Loan ($2,000,000) by $1,200,000. In the event of a foreclosure of the GECC Loan resulting in an execution sale of the Portfolio A Properties, the Limited Partners named on Exhibit K hereto shall transfer, in the relative proportions indicated thereon, that number of their Class A Units equal to the amount of the Lawrenceville Deficiency, if any, divided by $5.50, as adjusted in accordance with customary practice for stock splits, stock combinations and stock dividends occurring after the date hereof. The term "Lawrenceville Deficiency" shall mean the difference, if any, between the cash proceeds (net of sales proceeds paid to the holder of the GECC Loan) which the Partnership would have received upon the execution sale of the Portfolio A Properties excluding the Lawrenceville Property assuming the original GECC Loan amount had been reduced by $3,200,000 (the "Non-Lawrenceville Proceeds") and the actual cash proceeds which the Partnership receives following the sale of the

                                      -31-


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entire Portfolio A Properties, including the Lawrenceville Property. In no event shall the Lawrenceville Deficiency exceed $1,200,000. In the event the Partnership would not have realized any Non-Lawrenceville Proceeds, then there will be no Lawrenceville Deficiency.

Section 4.8 Forfeiture of Certain Class A Units Upon Payment of Certain Lease Equity Participations and Certain Deferred Leasing Commissions.

                           (a)(i)  An affiliate of a tenant of the Portfolio
A Property known as Newtown Square Corporate Campus, Building 12, 16 Campus Boulevard, Newtown Square, Pennsylvania, is a special limited partner in the Title Holding Partnership that owns such Property. Under the terms of the partnership agreement creating that Title Holding Partnership, such special limited partner has a 35% profits interest in the Title Holding Partnership which entitles the special limited partner to participate in distribution of the Title Holding Partnership's operating cash flow as well as the right to receive a distribution equal to a 35% participation in the net sales proceeds in excess of a certain threshold realized by the Title Holding Partnership from the sale of the Property.

                           (ii) If (I) the Portfolio Property described in
Section 4.8(a) above shall be sold at any time while the mortgage loan from GECC to Witmer Partnership in existence on the date hereof is then outstanding, (II) the sales price of such Portfolio A Property is less than an amount equal to the sum (such sum, the "Sales Price Threshold") of (x) $6,071,250 plus (y) an amount representing a 10% per annum return on $261,587, such return to be computed from the date of this Partnership Agreement through the date of the sale of such Portfolio A Property, and (III) such special limited partner receives a payment of a share of the net sales proceeds of such property, then in such event, the Limited Partners shown on "Exhibit J" shall transfer to the Partnership, in the relative proportions indicated thereon, that number of Class A Units owned by them that is equal to the lesser of (A) the amount of the equity participation payment made to the special limited partner up to a maximum of $271,250 and (B) the amount of the "Sales Price Threshold" less the actual sales price of the Property, in either case divided by $5.50, as adjusted in accordance with customary practice for stock splits, stock combinations and stock dividends occurring after the date hereof. Upon such transfer, which shall be made free of all Encumbrances, such Units will then be cancelled.

                           (iii) The payment of a share of the operating cash
flow or, except as provided in paragraph (ii) above, the payment of a share of the net sales proceeds of such Property, to the

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special limited partner shall not result in any return of Class A Units by any of the Class A Limited Partners.

                           (b) Schedules H and L to the Contribution Agreement
list certain deferred leasing commissions payable by The Nichols Company in the case of the lessees listed on Schedule H, and by Safeguard in the case of the leases listed on Schedule L, as and when rents are collected under leases of certain of the Portfolio A, Portfolio B, or Portfolio C Properties, all of which leases were executed and became effective prior to the date hereof. Such deferred leasing commissions are not being assumed by the Partnership and shall remain obligations of The Nichols Company or Safeguard following the formation of the Partnership. However, in the event that the Partnership shall pay any of such deferred leasing commissions following a default in the payment of such obligations, then Safeguard in the case of the payment of leasing commissions described on Schedule L, or The Nichols Company in the case of the payment of leasing commissions described on Schedule H, shall transfer to the Partnership that number of Class A Units owned by it that is equal to the amount of the deferred leasing commissions so paid by the Partnership, divided by $5.50, as adjusted in accordance with customary practice for stock splits, stock combinations and stock dividends occurring after the date hereof. Upon such transfer, which shall be made free of all Encumbrances, such Units will then be cancelled. The Transfer of Units to the Partnership provided for herein shall be the sole and exclusive remedy of the Partnership against Safeguard and The Nichols Company for failure to pay such deferred leasing commissions.

Section 4.9       Capital Contributions Generally.

                           Except as otherwise expressly provided herein or
to the extent that a Partner agrees to make a Capital Contribution to, or to purchase Partnership Interests from, the Partnership: (i) no Partner shall be required to contribute any capital to the Partnership; (ii) no Partner may withdraw any of its capital from the Partnership; (iii) no Partner shall be required to make any loan to the Partnership; (iv) loans by a Partner to the Partnership shall not be considered a contribution of capital, shall not increase the Capital Account of the lending Partner or the lending Partner's ownership interest in the Partnership and the repayment of such loans by the Partnership shall not decrease, or result in any adjustment to, the Capital Account of the Partner making the loans; (v) no interest shall be paid on any capital contributed to the Partnership by any Partner; (vi) under any circumstances requiring a return of all or any portion of a Capital Contribution, no Partner shall have the right to receive property other than cash; and (vii) no Partner shall be required at any time to restore any deficit in such Partner's Capital Account.

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Section 4.10      No Third Party Beneficiary.

                  No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners.

Section 4.11      SSI Right of First Refusal.

                           (a) Each time the Partnership shall propose to issue
any additional Partnership Interests for cash at any time after the date hereof and on or before the fifth anniversary of the date of this Agreement, the Partnership shall first offer in writing to SSI the right to acquire such Partnership Interests on terms no less favorable to SSI than those on which the Partnership proposes to issue such additional Partnership Interests to other persons. SSI shall have a period of 30 days in which to exercise its right of first refusal.

                           (b) This Section shall not apply to Partnership
Interests issued pursuant to or under Article IV or Section 8.5 hereof.


ARTICLE V:        CAPITAL ACCOUNTS

Section 5.1       Establishment and Maintenance of Capital Accounts.

                           (a) A Capital Account shall be established for each
Partner in the amount of such Partner's initial Capital Contribution to the Partnership. Unless otherwise provided in this Agreement, each Partner's Capital Account shall be determined and maintained in accordance with the rules of Regulation Section 1.704-1(b)(2)(iv) (or any corresponding provision of succeeding law), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with such regulations. If the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such regulations, the General Partner shall make such modifications.

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




                           (b) Pursuant to the foregoing accounting rules, a
Partner's Capital Account shall be increased, decreased, adjusted, and maintained as provided in Article VII.

Section 5.2       Succession to Capital Accounts.

                  Subject to Section 11.4, in the event of a transfer of any Partnership Interest permitted herein, the Capital Account of the transferor Partner that is attributable to the transferred Partnership Interest shall be carried over to the transferee of such interest and adjusted as provided in the Regulations under Code section 704.

Section 5.3       Certain Adjustments.

                  In connection with any Capital Contribution to the Partnership in consideration for a Partnership Interest, or a distribution by the Partnership to a Partner in respect of a Partnership Interest, the General Partner shall be authorized to increase or decrease the Capital Accounts to reflect a revaluation of Partnership property as provided in Regulation Section 1.704-1(b)(2)(iv)(f). Moreover, upon completion of a Qualified Offering, the Capital Accounts shall be so adjusted to reflect a revaluation of Partnership property, and each Partner's Capital Account shall be adjusted so as to be proportionate to the number of Units held by such Partner at such time.


ARTICLE VI:       DISTRIBUTIONS

Section 6.1       Distributions Prior to Qualified Offering.

                           (a) Distributions to Class C Unit Holders. (i) Prior
to the completion of a Qualified Offering, the Partnership's share of all Net Cash Flow, Net Sales Proceeds and Net Financing Proceeds realized by BRT OP from the ownership, operation, sale and refinancing of the BRT OP Properties shall be distributed by the Partnership only to the holders of the Class C Units, and no other class of Partnership Interest shall have any rights to share in such distributions.

                                    (ii) The General Partner shall distribute
the Partnership's share of such Net Cash Flow, Net Sale Proceeds and Net Financing Proceeds to the Class C Unit holders at such times and in such amounts as it may determine in its sole discretion.

                           (b) Class B Preferred Distributions. (i) Until the
completion of a Qualified Offering, the Partnership shall declare and pay quarterly, to the holders of the Class B Units at the end of the quarter in respect of which the payment is being made, out of the source of funds described in clause (ii) below,

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an amount in cash equal to the Class B Preferred Distribution for such quarter, plus any then unpaid Class B Accumulated Preferred Distribution. Each such quarterly distribution shall be made within thirty days after the end of the calendar quarter in respect of which the distribution is being paid.

                                    (ii) The source of funds for the
distributions provided for in this paragraph (b) shall consist of: (A) the Partnership's share of all cash realized by the Witmer Partnership from the operation of the Portfolio A Properties that is permitted to be distributed to the Partnership by the Witmer Partnership under the GECC mortgage loan documents, plus (B) to the extent needed, Net Cash Flow of the Partnership from the operation of the Portfolio B and Portfolio C Properties, plus (C) to the extent needed, funds required to be advanced by SSI for such purpose under the Distribution Support and Loan Agreement.

                                    (iii) If for any distribution period the
amounts distributed by the Partnership are insufficient to fully discharge the Partnership's obligations to make cash distributions to the holders of the Class B Units in an amount equal to their Class B Preferred Distribution pursuant to
Section 6.1(b)(i) and (ii), the deficiency between the amounts distributed and the amounts distributable pursuant to such Sections shall accumulate, without interest (any such deficiency, a "Class B Accumulated Preferred Distribution").

                           (c) Distributions Constituting Return of Capital to
Class B Unit Holders. Any Net Sale Proceeds or Net Financing Proceeds realized directly or indirectly by the Partnership prior to the completion of a Qualified Offering from the sale or refinancing of a Portfolio A Property shall be distributed to the Class B Unit holders first to pay any then unpaid Class B Accumulated Preferred Distributions and then as a return of the Capital Contributions made by them in respect of their Class B Units, provided, however, that the maximum amount distributed to the Class B Unit holders as a return of their Capital Contributions under this paragraph shall not exceed $3.937 million.

                           (d) Distributions to General Partner, Class A Unit
Holders and Class B Unit Holders. (i) Prior to the completion of a Qualified Offering, and provided that (A) all Class B Preferred Distributions then due the holders of the Class B Units under Section 6.1(b) have been made or provided for and there is no unpaid Class B Accumulated Preferred Distributions, and (B) all accrued interest that is then due and payable to SSI under the Distribution Support and Loan Agreement has been paid in full and no borrowings are then outstanding under the $700,000 line of credit extended to the Partnership pursuant to Section 2.1.1 of such Distribution Support and Loan

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Agreement or under Section 2.1.2 of such Distribution Support and Loan Agreement which provides for advances to pay transaction expenses, the General Partner may, from time to time, in its discretion, cause the Partnership to make cash distributions to the General Partner, the Class A Limited Partners and the Class B Limited Partners pro rata in accordance with their respective Percentage Interests in the Partnership. The restriction on distributions contained in clause (B) of the preceding sentence shall be applicable only to distributions pursuant to this Section 6.1(d) and not to distributions pursuant to Sections 6.1(a), (b) or (c). Such distributions may be made from any source of funds available to the Partnership, including from Partnership revenues, borrowings or Capital Contributions, except that no distributions shall be made pursuant to this paragraph (d) out of funds required to be distributed solely to the Class C Unit holders pursuant to paragraph (a) above or to the Class B Unit holders pursuant to paragraph (c) above.

Section 6.2       Distributions After Qualified Offering.

                  After a Qualified Offering, the General Partner shall cause the Partnership to declare and pay quarterly distributions to the holders of the General Partner Units and Class A Units at the end of the quarter in respect of which the payment is made, out of funds legally available therefor, in such aggregate amount as the General Partner in its discretion shall determine, and in the following proportions:

                           (a) to the holders of the Class A Units, as a group,
an amount equal to the product that results from multiplying the total amount to be distributed by the ratio of (i) the number of shares of Common Stock then issuable to the holders of the outstanding Class A Units in redemption of such Class A Units, assuming redemption of such Class A Units entirely for shares, to
(ii) the number of the shares of Common Stock described in clause (i) plus the number of outstanding shares of Common Stock of BRT (other than outstanding Excluded Common Shares); and

                           (b) the balance to the holder of the General Partner
Units.

Section 6.3       Distributions to Pay Taxes.

                           (a) Notwithstanding anything to the contrary in
Sections 6.1 and 6.2, if the Partnership has taxable income for any Fiscal Year (including any taxable gain associated with the sale of section 704(c) property (as defined in Regulation Section 1.704-3)), the Partnership shall, out of any funds legally available therefor, distribute to the Partners, on or before the 90th day following the end of the calendar year that includes the last day of such Fiscal Year, the amount necessary

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



for the Partners (and all Persons who are required to pay taxes on the taxable income of the Partnership by reason of their direct or indirect ownership of any interest in the Partnership) to pay federal, state and local income taxes with respect to such taxable income, computed by multiplying such taxable income by the highest combined federal, state and local income tax rate applicable to any such Person for the calendar year that includes the last day of the Fiscal Year in which such taxable income is allocated to such Partner.

                           (b) The Partnership shall not make a distribution
under this Section 6.3 if it does not have sufficient cash on hand to fund such distribution, or if after making such distribution the Partnership will need to borrow funds under the Distribution Support and Loan Agreement for one of the purposes permitted thereunder.

Section 6.4       Distributions upon Liquidation.

                  Liquidating distributions shall in all cases be made in accordance with the provisions of Section 13.5.

Section 6.5       Additional Distribution Rules.

                           (a) Effective Date. Distributions shall be charged
against the Partners' Capital Accounts as of the date the distributions are made.

                           (b) Division Among Limited Partners. Except as may
otherwise be provided herein or in the instruments creating a class of Partnership Interests, each distribution made to the Limited Partners of a given class pursuant to this Article VI shall be divided among the Limited Partners of such class so that each of them shall receive the same proportion thereof as the Units of such class owned by such Limited Partner bear to all Units of the same class then owned by all Limited Partners.

                           (c) Obligation to Repay Distribution. In the absence
of fraud or mistake, or except as otherwise required by law, no Partner shall have any obligation or responsibility to repay to the Partnership any distribution made by the Partnership to a Partner pursuant to this Agreement.

                           (d) Legal Requirements. Notwithstanding anything
contained herein to the contrary, the General Partner may withhold making a distribution to any Limited Partner, or to any transferee of a Limited Partner, until the Limited Partner or the transferee has provided the General Partner with all necessary information and assurances, including an opinion of counsel satisfactory to the General Partner requested by the General Partner, to determine that such distribution will be in compliance with all applicable laws.

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




Section 6.6       Taxes Withheld.

                  Unless treated as a Tax Payment Loan (as hereinafter defined), any amount paid by the Partnership for or with respect to any Partner on account of any withholding tax or other tax payable with respect to the income, profits or distributions of the Partnership pursuant to the Code, the Regulations, or any state or local statute, regulation or ordinance requiring such payment (a "Withholding Tax Act") shall be treated as a distribution to such Partner for all purposes of this Agreement, consistent with the character or source of the income, profits or cash which gave rise to the payment or withholding obligation. To the extent that the amount required to be remitted by the Partnership under the Withholding Tax Act exceeds the amount then otherwise distributable to such Partner, the excess shall constitute a loan from the Partnership to such Partner (a "Tax Payment Loan") which shall be payable upon demand and shall bear interest, from the date that the Partnership makes the payment to the relevant taxing authority, at the federal tax underpayment rate, under section 6621(a)(2) of the Code, as reported from time to time. So long as any Tax Payment Loan or the interest thereon remains unpaid, the Partnership shall make future distributions due to such Partner under this Agreement by applying the amount of any such distribution first to the payment of any unpaid interest on all Tax Payment Loans of such Partner and then to the repayment of the principal of all Tax Payment Loans of such Partner. The General Partner shall have the authority to take all actions necessary to enable the Partnership to comply with the provisions of any Withholding Tax Act applicable to the Partnership and to carry out the provisions of this Section. Nothing in this Section shall create any obligation on the General Partner to advance funds to the Partnership or to borrow funds from third parties in order to make any payments on account of any liability of the Partnership under a Withholding Tax Act.

Section 6.7       In-Kind Distributions.

                  If, at the discretion of the General Partner, any assets of the Partnership other than cash are distributed to the Partners in kind, such assets shall be valued on the basis of the fair market value thereof as determined by the General Partner in its reasonable discretion on the date of distribution. Without limiting the General Partner's discretion to make such a valuation or requiring that any such appraisal be made, the valuation of any asset by the General Partner on the basis of the determination of its fair market value by an independent appraiser shall be deemed to be a reasonable value for such asset and a reasonable exercise of such discretion. If any Partnership property other than cash is distributed to a Partner, the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss or deduction inherent in such property (that has not previously been reflected in the

Partners' Capital Accounts) would be allocated among the Partners if there had been a taxable disposition of such property at its fair market value on the date of distribution. The Capital Accounts of the Partner receiving a distribution in kind shall then be reduced by the fair market value of the property distributed. Subject to the limitations on such distributions in connection with any distribution of property of the Partnership in kind, including any distribution in connection with the liquidation of the Partnership, the General Partner need not distribute each asset ratably to all Partners, so long as all Partners concurrently receive distributions of cash and other property, valued as provided above, in the proportion to which they would otherwise be entitled.

Section 6.8       No Other Distributions Permitted.

                  Prior to a Qualified Offering, no distribution of assets of the Partnership not provided for under this Agreement, as amended from time to time, shall be made by the Partnership to any Partner without the prior written consent of the holders of a majority of the Class A Units then outstanding. This provision shall not prohibit the payment of principal of and interest on loans to the Partnership made by a Partner.


Section 6.9       Special Distributions.

                  Notwithstanding anything to the contrary in Sections 6.1, 6.2 or elsewhere in this Agreement, a portion of any distributions received by the Partnership from certain partnerships in which it holds interests shall first be specially allocated and distributed to the Partners other than BRT. The portion of such distributions that shall be specially allocated and distributed to the Partners other than BRT shall equal the sum of (i) 1.01% multiplied by R% of any distributions received by the Partnership from Witmer Partnership, (ii) 2.041% multiplied by R% of any distributions received by the Partnership from C/N Oaklands Limited Partnership III and Iron Run Limited Partnership V and (iii) in the case of any distributions received by the Partnership from BRT OP after a Qualified Offering but before contribution to the Partnership of BRT's remaining interest in BRT OP, (a) 42.857% multiplied by R% of any such distributions received by the Partnership from BRT OP that are attributable to proceeds of any sale of property of BRT OP, to the extent of the fair market value of such property as of this date, and (b) 1.031% multiplied by R% of any other such distributions received by the Partnership from BRT OP, where R% equals the quotient of (x) 100% minus BRT's Percentage Interest divided by (y) BRT's Percentage Interest.


ARTICLE 7:        ALLOCATIONS

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




Section 7.1       Allocation of Net Income and Net Loss Before a
                  Qualified Offering.

                  For all periods ending before the completion of a Qualified Offering, Net Income and Net Loss shall, except as otherwise provided herein, be allocated as follows:

                           (a) Net Income and Net Loss Realized by BRT OP. All
Net Income and Net Loss realized by the Partnership on account of BRT OP shall be allocated to the holders of the Class C Units. No other items shall be allocated with respect to such Class C Units, and the portion of the Capital Account of the holder of the Class C Units that is attributable to the Class C Units shall not be taken into account for the remainder of this Section.

                           (b) Other Net Income. Except as provided in
subsection (a) above, Net Income shall be allocated

                   (i) First, to the Partners in proportion to their deficit Economic Capital Account balances, if any, until such deficit balances have been eliminated;

                     (ii) Next, to the holder of the Class B
Units to the extent, if any, that the Class B Liquidation Preference exceeds the Economic Capital Account balance of the holder of the Class B Units;

                   (iii) Next, to the Partners in such amounts as to cause, as quickly as possible, the positive Economic Capital Account balance of each Partner, or, in the case of the holder of the Class B Units, the excess of such positive Economic Capital Account balance over the Class B Liquidation Preference, to be in proportion to their Percentage Interests; and

                    (iv) Thereafter, the balance of such Net
Income, if any, shall be allocated to the Partners in proportion to their Percentage Interests.

                           (c) Other Net Loss. Except as provided in subsection
(a) above, Net Loss shall be allocated

                   (i) First, to the Partners in such amounts as to cause, as quickly as possible, the positive Economic Capital Account balance, if any, of each Partner, or, in the case of the holder of the Class B Units, the excess of such positive Economic Capital Account balance over the sum of the Class B Accumulated Preferred Distribution and the Class B Liquidation Preference, to be in proportion to their Percentage Interests;

                    (ii) Next, to the Partners with positive
Economic Capital Account balances, in proportion to their

Percentage Interests, until the Economic Capital Account balances of the Partners other than the holders of the Class B Units equal zero;

                    (iii) Next, to the holder of the Class B
Units until its Economic Capital Account balance equals zero; and

                    (iv) Thereafter, to the Partners in proportion to their Percentage Interests.

Section 7.2       Allocation of Net Income and Net Loss in
                  Connection with and After a Qualified Offering.

                  Any Net Income or Net Loss recognized by reason of the revaluation of Partnership property pursuant to Regulation Section 1.704-1(b)(2)(iv)(f) upon the completion of a Qualified Offering, and any Net Income or Net Loss for periods ending after the completion of a Qualified Offering, shall, except as otherwise provided herein, be allocated among the Partners as follows:

                           (a) First, Net Income or Net Loss shall be allocated
to the Partners in such manner as to cause, as quickly as possible, their Capital Accounts to be proportionate to their Percentage Interests; and

                           (b) Any remaining Net Income or Net Loss shall be
allocated to the Partners in proportion to their Percentage Interests.

Section 7.3       Special Allocations.

                  Notwithstanding anything to the contrary contained in this
Agreement:

                           (a) Minimum Gain Chargeback (Nonrecourse
Liabilities). If there is a net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4),
(f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for each year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

                           (b) Minimum Gain Attributable to Partner Nonrecourse
Debt. If there is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property as further outlined in Regulation Section 1.704-2(i)(4)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be determined in accordance with Regulation Section 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportions to the respective amounts required to be allocated to each Partner pursuant hereto.

                           (c) Qualified Income Offset. In the event a Partner
receives any adjustments, allocations or distributions described in Regulation
Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), and such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended, among other things, to meet the requirements for a "qualified income offset" under Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

                           (d) Nonrecourse Deductions. Nonrecourse Deductions
for any fiscal year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

                           (e) Partner Nonrecourse Deductions. Partner
Nonrecourse Deductions for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

                           (f) Curative Allocations. The Regulatory Allocations
shall be taken into account in allocating other items of income, gain, loss and deduction among the Partners so that, to the extent possible, the cumulative net amount of allocations of Partnership items under Sections 7.1 and 7.2 shall be equal to the net amount that would have been allocated to each Partner if

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



the Regulatory Allocations had not occurred. This paragraph (f) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under this Section
7.3 (save paragraphs (d) and (f) hereof).

Section 7.4       Tax Allocations.

                           (a) Generally. Subject to paragraphs (b), (c) and (d)
hereof, items of income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

                           (b) Sections 1245/1250 Recapture. If any portion of
gain from the sale of property is treated as gain which is ordinary income by virtue of the application of Code Sections 1245 or 1250 ("Affected Gain"), then
(i) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (ii) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to clause (i) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

                           (c) Allocations Respecting Section 704(c) and
Revaluations. Notwithstanding paragraph (b) hereof, Tax Items with respect to Partnership property that is subject to Code Section 704(c) and/or Regulation
Section 1.704-1(b)(2)(iv)(f) (collectively "Section 704(c) Tax Items") shall be allocated in accordance with said Code section and/or Regulation Section 1.704-1(b)(4)(i), as the case may be. The Partnership shall apply the "traditional method" for such allocations, as described in Regulation Section 1.704-3(b), and the allocation of Tax Items shall be subject to the ceiling rule stated in Regulation Section 1.704-3(b)(1).

                           (d) Precontribution Gain. In the event that, during
any fiscal year or other applicable period, any Title Holding Partnership allocates to the Partnership Precontribution Gain (as defined below), each Partner (or its successors in interest) who, pursuant to Article IV hereof, contributed to the capital of the Partnership the Contributed Asset to which a distributive share of Precontribution Gain is attributable shall be allocated that Precontribution Gain in accordance with its respective interest in such Precontributed Gain. For purposes hereof, "Precontribution Gain" shall mean, with respect to each Property owned by a Title Holding Partnership, that unrealized gain attributable to the excess of (i) the fair market value of such Property on the date at which the Contributed Asset is contributed to the capital of the Partnership pursuant to Article IV hereof, over (ii) the adjusted tax basis of such Property on the date of such contribution; provided, however, that the amount of any Precontribution Gain associated with a Property shall be adjusted to account for allocations made in accordance with the provisions of paragraph (c) of this
Section 7.4 and shall not, in any event, exceed that amount of gain actually allocated to the Partnership by a Title Holding Partnership as a result of the sale or other disposition of such Property.

Section 7.5       Additional Special Allocations.

                  Notwithstanding anything to the contrary in Sections 7.1, 7.2 or elsewhere in this Agreement, a portion of any Net Income or Net Loss allocable to the Partnership from certain partnerships in which it holds interests that would otherwise be allocable to the holder of the General Partner Units shall instead be allocable to the other Partners in proportion to their Percentage Interests. Such portion shall equal (i) 1.01% multiplied by R% of the Partnership's Net Income or Net Loss from Witmer Partnership, (ii) 2.041% multiplied by R% of the Partnership's Net Income or Net Loss from C/N Oaklands Limited Partnership III and Iron Run Limited Partnership V and (iii) in the case of any period after a Qualified Offering but before contribution to the Partnership of BRT's remaining interest in BRT OP, 1.031% multiplied by R% of the Partnership's Net Income or Net Loss from BRT OP, where R% equals the quotient of (x) 100% minus BRT's Percentage Interest divided by (y) BRT's Percentage Interest. Solely for purposes of subsection 7.2(a) above, Capital Accounts shall be computed as if this Section 7.5 and Section 6.9 were not in this Agreement.


ARTICLE VIII: EXPENSES; RIGHTS, DUTIES AND RESTRICTIONS OF THE GENERAL PARTNER; VOTING RIGHTS OF CLASS A
                  PARTNERS.

Section 8.1       Expenses Borne by the Partnership.

                           (a) The General Partner estimates that the total
costs and expenses to be incurred by BRT and the Partnership in connection with the transactions contemplated by this Agreement and the Proxy Statement will aggregate approximately $1,216,000,

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



as more fully set forth on Exhibit "L." Of these amounts, BRT shall pay $707,500 and the Partnership $762,000. If the actual costs and expenses differ from the estimate, BRT and the Partnership shall pay 58% and 42%, respectively of such actual costs and expenses. BRT and SSI shall provide the Partnership with the funds needed to pay the Partnership's share of expenses allocated to the Partnership under this paragraph (a) as provided in paragraph (e) below.

                           (b) The Partnership shall pay all fees and other
costs that it incurs for legal and accounting services provided to the Partnership by third parties after the date hereof, including such costs and expenses incurred in connection with the preparation and maintenance of the books and records, financial statements, and tax returns of the Partnership. The General Partner shall be entitled to reimbursement by the Partnership for any such expenditures incurred by it on behalf of the Partnership.

                           (c) Except as otherwise provided in paragraph (d)
below, all fees and other costs that BRT incurs for legal and accounting services provided to BRT after the date hereof by third parties in connection with the preparation and maintenance of BRT's books and records, financial statements, tax returns and reports to stockholders and the Securities and Exchange Commission (collectively "BRT Administrative Expenses"), shall (i) prior to a Qualified Offering, be allocated 58% to BRT and 42% to the Partnership; and (ii) after a Qualified Offering, all such BRT Administrative Expenses shall be allocated to the Partnership.

                           (d) In the event that BRT hereafter acquires any
Properties outside of the Partnership or an entity wholly-owned by the Partnership, the percentage of BRT Administrative Expenses allocated to the Partnership shall be reduced to an amount that is fair and equitable to the Partnership under the circumstances, as determined by the General Partner with the consent of the holders of a majority of the then outstanding Class A Units.

                           (e) (i) SSI shall advance funds to the Partnership
for the purpose of providing the Partnership with the cash it needs to pay a portion of the transaction costs allocated to the Partnership under paragraph
(a) above. Such advances shall be made in accordance with the provisions of the Distribution Support and Loan Agreement. The amount of such expenses to be funded with loans by SSI shall be the percentage obtained by multiplying the amount of the Partnership's transaction expenses allocated to it under paragraph
(a) by a fraction, the numerator of which is the number of Class A Units issued on the date hereof and the denominator of which is the number of Class A Units and Class B Units so issued.


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



                                    (ii) BRT shall pay on behalf of the
Partnership the remaining portion of the Partnership's share of transaction costs allocated to it under paragraph (a) above.

Section 8.2       Powers and Duties of General Partner.

                           (a) The General Partner shall be responsible for the
management of the Partnership's business and affairs. Except as otherwise herein expressly provided, and subject to the limitations contained in Section 8.3 hereof, the General Partner shall have, and is hereby granted, full and complete power, authority and discretion to take such action for and on behalf of the Partnership as the General Partner shall, in its sole and absolute discretion, deem necessary or appropriate to carry out the purposes for which the Partnership was organized. Except as otherwise expressly provided herein, and subject to Section 8.3 hereof, the General Partner shall exercise all of the powers of the Partnership and have specifically, without limiting the foregoing the right, power and authority:

                                    (i) To manage, control, invest, reinvest,
acquire by purchase, lease or otherwise, sell, contract to purchase or sell, grant, obtain, or exercise options to purchase, options to sell or conversion rights, assign, transfer, convey, deliver, endorse, exchange, pledge, mortgage, abandon, improve, repair, maintain, insure, lease for any term and otherwise deal with any and all property of whatsoever kind and nature, and wheresoever situated, in furtherance of the business or purposes of the Partnership;

                                    (ii) To acquire, directly or indirectly,
interests in real estate of any kind and of any type, and any and all kinds of interests therein and interests in Entities investing therein, and to determine the manner in which title thereto is to be held; to manage (directly or through property managers), insure against loss, protect and subdivide any of the real estate, interests therein or parts thereof; to improve, develop or redevelop any such real estate; to participate in the ownership and development of any property; to dedicate for public use, to vacate any subdivisions or parts thereof, to re-subdivide, to contract to sell, to grant options to purchase or lease, to sell on any terms; to convey, to mortgage, pledge or otherwise encumber said property, or any part thereof; to lease said property or any part thereof from time to time, upon any terms and for any period of time, and to renew or extend leases, to amend, change or modify the terms and provisions of any leases and to grant options to lease and options to renew leases and options to purchase; to partition or to exchange said real property, or any part thereof, for other real or personal property; to collect all rental and other income accruing to the Partnership; to grant easements or charges of any kind; to release, convey or assign any right, title or interest in or about or easement appurtenant to said property or any part thereof; to construct and reconstruct, remodel, alter, repair, add to or take from buildings on said premises; to insure any Person having an interest in or responsibility for the care, management or repair of such property; to direct the trustee of any land trust to mortgage, lease, convey or contract to convey the real estate held in such land trust or to execute and deliver deeds, mortgages, notes, and any and all documents pertaining to the property subject to such land trust or in any matter regarding such trust; to execute assignments of all or any part of the beneficial interest in such land trust;

                                    (iii) To employ, engage or contract with or
dismiss from employment or engagement Persons to the extent deemed necessary or appropriate by the General Partner for the operation and management of the Partnership business, including but not limited to, contractors, subcontractors, engineers, architects, surveyors, mechanics, consultants, accountants, attorneys, insurance brokers, real estate brokers and others;

                                    (iv) To enter into, make, amend, perform and
carry out or cancel and rescind, contracts and other obligations on behalf of the Partnership and to cause all Administrative Expenses to be paid;

                                    (v) To borrow money, procure loans and
advances from any Person for Partnership purposes, and to apply for and secure, from any Person, credit or accommodations; to contract liabilities and obligations, direct or contingent and of every kind and nature (including interest rate swaps, caps and hedges) with or without security; and to repay, discharge, settle, adjust, compromise, or liquidate any such loan, advance, credit, obligation or liability;

                                    (vi) To pledge, hypothecate, mortgage,
assign, deposit; deliver, enter into sale and leaseback arrangements or otherwise give as security or as additional or substitute security, or for sale or other disposition any and all Partnership property, tangible or intangible, including, but not limited to, real estate and beneficial interests in land trusts, and to make substitutions thereof, and to receive any proceeds thereof upon the release or surrender thereof; to sign, execute and deliver any and all assignments, deeds and other contracts and instruments in writing; to authorize, give, make, procure, accept and receive moneys, payments, property, notices, demands, vouchers, receipts, releases, compromises and adjustments; to waive notices, demands, protests and authorize and execute waivers of every kind and nature; to enter into, make, execute, deliver and receive written agreements, undertakings and instruments of every kind and nature; to give oral instructions and make oral agreements; and generally to do any and all other acts and things incidental to any of the foregoing or with reference to any dealings or transactions which the General Partner may deem necessary, proper or advisable to effect or accomplish any of the foregoing or to carry out the business and purposes of the Partnership;

                                    (vii) To sell or otherwise dispose of any or
all assets of the Partnership;

                                    (viii) To acquire and enter into any
contract of insurance which the General Partner deems necessary or appropriate for the protection of the Partnership, for the conservation of the Partnership's assets or for any purpose convenient or beneficial to the Partnership and to settle claims under such insurance;

                                    (ix) To conduct any and all banking
transactions on behalf of the Partnership; to adjust and settle checking, savings, and other accounts with such institutions as the General Partner shall deem appropriate; to draw, sign, execute, accept, endorse, guarantee, deliver, receive and pay any checks, drafts, bills of exchange, acceptances, notes, obligations, undertakings and other instruments for or relating to the payment of money in, into, or from any account in the Partnership's name; to execute, procure, consent to and authorize extensions and renewals of the same; to make deposits and withdraw the same and to negotiate or discount commercial paper, acceptances, negotiable instruments, bills of exchange and dollar drafts; to pay all taxes, assessments, rents and other impositions applicable to the assets of the Partnership and to seek to reduce the same; to invest all monies of the Partnership;

                                    (x) To demand, sue for, receive, and
otherwise take steps to collect or recover all debts, rents, proceeds, interests, dividends, goods, chattels, income from property, damages and all other property, to which the Partnership may be entitled or which are or may become due the Partnership from any Person; to commence, prosecute or enforce, or to defend, answer or oppose, contest and abandon all legal proceedings in which the Partnership is or may hereafter be interested; and to settle, compromise or submit to arbitration any accounts, debts, claims, disputes and matters which may arise between the Partnership and any other Person and to grant an extension of time for the payment or satisfaction thereof on any terms, with or without security;

                                    (xi) To confess judgment against the
Partnership;

                                    (xii) To make arrangements for financing,
including the taking of all action deemed necessary or appropriate by the General Partner to cause any approved loans to be closed including, without limitation, the execution and delivery on behalf of the Partnership of notes, mortgages, deeds of trust and like instruments;

                                    (xiii) To take all reasonable measures
necessary to insure compliance by the Partnership with applicable arrangements, and other contractual obligations and arrangements entered into by the Partnership from time to time in accordance with the provisions of this Agreement, including periodic reports as required to be submitted to lenders and using all due diligence to insure that the Partnership is in compliance with its contractual obligations;

                                    (xiv) To maintain the Partnership's books
and records;

                                    (xv) To prepare and deliver, or cause to be
prepared and delivered by the Partnership's accountants, all financial and other reports with respect to the operations of the Partnership, and all federal and state tax returns and reports;

                                    (xvi) To act in any state or nation in which
the Partnership may lawfully act, for itself or as principal, agent or representative for any Person, including the Partnership, with respect to any business of the Partnership;

                                    (xvii) To become a partner or member in, and
perform the obligations of a partner or member of, any general or limited partnership or limited liability company;

                                    (xviii) To apply for, register, obtain,
purchase or otherwise acquire trademarks, trade names, labels and designs relating to or useful in connection with any business of the Partnership, and to use, exercise, develop and license the use of the same;

                                    (xix) To pay or reimburse any and all actual
fees, costs and expenses incurred in the formation and organization of the Partnership;

                                    (xx) To do all acts which are necessary,
customary or appropriate for the protection and preservation of the Partnership's assets, including the establishment of reserves;

                                    (xxi) To exercise all rights, and to perform
all duties, responsibilities and obligations, granted to or required of the General Partner by this Agreement; and

                                    (xxii) In general, to exercise all of the
general rights, privileges and powers permitted to be had and exercised by the provisions of the Act.


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



                           (b) Concurrently with the execution and delivery of
this Agreement, the Management Company is acquiring the Management Contracts. The Management Company shall (i) provide the Partnership with all office space and administrative services needed by the Partnership in the ordinary course of its business, and (ii) perform all of its duties under the Management Contracts. All costs and expenses of the Management Company so incurred, such as for office rent, telephone, postage, travel and entertainment, and compensation of officers and employees and other overhead shall be borne by the Management Company out of the management fees payable under the Management Contracts and shall not be separately charged back to the Partnership, except for compensation and other related expenses of property management and maintenance personnel that are permitted under a Management Contract to be charged against a Property.

                           (c) The Partnership is authorized to guaranty the
Management Company's payment and performance of the Employment Agreements of even date herewith between the Management Company and its executive officers described in the Proxy Statement, and of each amendment thereof and each successor contract thereto.

Section 8.3       Voting Rights.

                           (a) Prior to the completion of the Qualified
Offering, the General Partner shall not, without the affirmative consent of the holders of not less than 75% of the then outstanding Class A Units, take, or permit or suffer any other person to take, any of the following actions, each of which shall constitute a Major Decision:

                                    (i) Except as otherwise required by this
Agreement, issue any additional Class A Units, Class B Units, Class C Units or General Partner Units, or any other class of Partnership Interest;

                                    (ii) Dissolve and liquidate the Witmer
Partnership;

                                    (iii) Cause the Partnership to enter into
any arrangement, contract, agreement or business venture (including, without limitation, any loans or other arrangement relating to the advancement of funds to or by the General Partner or any Affiliate thereof) with the General Partner or any Affiliate of the General Partner involving payments by the Partnership to the General Partner or any Affiliate thereof of an aggregate of more than $100,000 unless such transaction (i) is expressly contemplated by this Agreement or the Transaction Documents, in each case as in effect on the date hereof or
(ii) such transaction involves a loan from the General Partner to the Partnership on terms and conditions substantially similar to those customarily comprising commercial loans of similar size and

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



credit risk and at an interest rate not exceeding .5% above the General Partners' internal cost of funds as at the date the loan is made;

                                    (iv) Permit the Partnership to merge with or
into, or consolidate its operations with, any other entity; or

                                    (v) Permit, suffer or cause Witmer
Partnership or Witmer GP to take any affirmative action that would violate this Agreement or the Agreement of Limited Partnership creating the Witmer Partnership or that would result in a breach of Witmer Partnership's loan agreement with GECC.

                           (b) The Partnership shall not refinance or pay off
(other than payments of principal and interest in accordance with the existing mortgage amortization schedule) any mortgage indebtedness encumbering a Portfolio B Property without SSI's consent unless it shall first have given SSI at least 30 days' prior written notice thereof.

                           (c) The Net Sales Proceeds or Net Refinancing
Proceeds realized by the Partnership from the sale or refinancing of a Portfolio A, Portfolio B or Portfolio C Property, or any Option Property, prior to a Qualified Offering shall be used by the Partnership to pay such outstanding indebtedness of the Partnership to SSI or its Affiliates as SSI shall designate.

Section 8.4       Proscriptions.

                  The General Partner shall not have the authority to:

                           (a) Do any act in contravention of this Agreement or
which would make it impossible to carry on the ordinary business of the Partnership;

                           (b) Possess any Partnership property or assign rights
in specific Partnership property for other than Partnership purposes;

                           (c) Do any act in contravention of applicable law; or

                           (d) Without the consent of the holders of at least
75% of the then outstanding Class A Units, cause the Partnership to make a general assignment for the benefit of creditors, or appoint or acquiesce in the appointment of a custodian, receiver or trustee for all or any part of the Partnership's assets, or commence any proceeding seeking relief for the Partnership under any provision of the federal Bankruptcy Code 11 U.S.C. ss.101 et seq. or any other federal or state law relating to insolvency, bankruptcy or reorganization.


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



                           Nothing herein contained shall impose any obligation
on any Person or firm doing business with the Partnership to inquire as to whether or not the General Partner has properly exercised its authority in executing any contract, lease, mortgage, deed or other instrument on behalf of the Partnership, and any such third Person shall be fully protected in relying upon such authority.

Section 8.5       Qualified Offering.

                           (a) The General Partner shall use its reasonable
efforts to complete a Qualified Offering as promptly as practicable after the date hereof.

                           (b) Except as provided in paragraph (c), if such
Qualified Offering is completed, the General Partner shall contribute sufficient proceeds therefrom to the Partnership as shall be necessary to repay or refinance the mortgage indebtedness which on the date hereof encumbers the Portfolio A, Portfolio B, and Portfolio C Properties. In exchange for such contribution, the Partnership shall issue to the General Partner additional GP Units equal in number to the number of shares of Common Stock of BRT issued in the Qualified Offering the net proceeds of which are contributed to the Partnership.

                           (c) In lieu of contributing the net proceeds of a
Qualified Offering to the Partnership under paragraph (b) above, the General Partner may instead, at its expense, (i) obtain general releases from the holders of the mortgage debt releasing the Partners who contributed the Properties to the Partnership from all liability, however incurred (whether in the capacity as maker, co-maker, guarantor, surety, indemnitor or accommodation party under a letter of credit held by the lender) that they or any of them have to pay or perform all or part of such mortgage indebtedness; or (ii) make other arrangements satisfactory to such Partners to indemnify them against such liability. Such releases and/or indemnity agreements shall be satisfactory to the Partners entitled to the benefit of such releases and/or indemnity agreements in their sole discretion.

                           (d) If the Qualified Offering has not occurred by the
fifth anniversary of the date of this Agreement, then the holders of a majority of the Class A Units shall have the right and option, exercisable by them at any time prior to the occurrence of the Qualified Offering, to require the Partnership to utilize its best efforts to sell the Portfolio A Properties, Portfolio B Properties and Portfolio C Properties of the Partnership, provided that the Net Sale Proceeds realized from the disposition of such Properties are sufficient in amount to pay the holders of the Class B Units an amount equal to their Class B Liquidation Preference. Promptly upon the completion of the sale of the Portfolio A, Portfolio B, and Portfolio C

Properties, the General Partner shall distribute the Net Sale Proceeds to the holders of the GP Units, Class B Units and Class A Units as contemplated by
Section 6.1(c) and Section 6.1(d) hereof.

Section 8.6       Additional Partners.

                  Additional Partners may be admitted to the Partnership only as provided in Article XII hereof.

Section 8.7       Compensation of the General Partner.

                  The General Partner shall not be entitled to any compensation for services rendered to the Partnership solely in its capacity as General Partner except with respect to reimbursement for those costs and expenses pursuant to Section 8.1 hereof including those constituting BRT Administrative Expenses.

Section 8.8       Waiver and Indemnification.

                           (a) Except as otherwise provided in Article XIX,
neither the General Partner nor any Person acting on its behalf, pursuant hereto, shall be liable, responsible or accountable in damages or otherwise to the Partnership or to any Partner for any acts or omissions performed or omitted to be performed by it within the scope of the authority conferred upon the General Partner by this Agreement and the Act, provided that the General Partner's or such other Person's conduct or omission to act was taken in good faith and in the belief that such conduct or omission was in the best interests of the Partnership and, provided further, that the General Partner or such other Person shall not be guilty of fraud, willful misconduct or gross negligence.

                           (b) The Partnership shall, and hereby does, indemnify
and hold harmless the General Partner and its Affiliates and any individual acting on their behalf from any loss, cost or expense, damage, claim or liability, including, but not limited to, reasonable attorneys' fees and expenses, incurred by them by reason of any act performed by them for or on behalf of the Partnership or the General Partner, or omitted to be performed by them, in accordance with the standards set forth above or in enforcing the provisions of this indemnity; provided, however, no Partner or any of its Affiliates shall have any personal liability with respect to the foregoing indemnification, and any such liability or indemnification shall be satisfied solely out of the assets of the Partnership.

                           (c) All rights of any indemnitee hereunder shall
survive the dissolution of the Partnership; provided, however, that a claim for indemnification under this Agreement must be made by or on behalf of the Person seeking indemnification prior to the time the Partnership is liquidated hereunder. The indemnification rights contained in this Agreement shall be cumulative of, and in addition to, any and all other rights, remedies and recourse to which the person seeking indemnification shall be entitled, whether at law or at equity.

Section 8.9 Operation in Accordance with REIT Requirements.

                  The Partners acknowledge and agree that the Partnership shall be operated in a manner that will enable the General Partner to (a) satisfy the REIT Requirements and (b) avoid the imposition of any federal income or excise tax liability on either the General Partner or the Partnership. The General Partner shall not be required to take any action which would result in the General Partner ceasing to satisfy the REIT Requirements or the imposition of any federal income or excise tax liability on the General Partner.

Section 8.10      Reliance by Third Parties.

                           (a) Notwithstanding anything to the contrary in this
Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially.

                           (b) Each Limited Partner hereby waives any and all
defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner shall be conclusive evidence in favor of any and every person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Section 8.11      Other Matters Concerning the General Partner.

                           (a) The General Partner may rely and shall be
protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, or other document believed by it to be genuine and to have been singed or presented by the proper party or parties.

                           (b) The General Partner may consult with legal
counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional expertise shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

                           (c) The General Partner shall have the right, in
respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and any attorney or attorneys-in-fact duly appointed by the General Partner; and any Person dealing with the Partnership shall be entitled to rely on any certificate, document or other instrument executed on behalf of the Partnership by a duly authorized officer or by a duly authorized attorney or attorneys-in-fact of the General Partner. Each such attorney-in-fact shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

                           (d) Notwithstanding any other provisions of this
Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect or further the ability of the General Partner to continue to qualify as a REIT or (ii) to avoid the General Partner incurring any taxes under Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners. Nothing however in this Agreement shall be deemed to give rise to any liability on the part of the Limited Partners for the General Partner's failure to qualify or continue to qualify as a REIT or failure to avoid incurring any taxes under the foregoing Sections of the Code.

Section 8.12      Meetings of Partners.

                           (a) Meetings of Partners may be called at any time by
the General Partner to consider, and shall be so called so that the Partners may act on, any matter on which they are entitled to act under the terms of this Agreement or the Act. In addition, the General Partner shall call a meeting of Class A

Limited Partners when directed to do so by holders of not less than 25% of the then outstanding Class A Units. Such direction shall be given by delivering to the General Partner a request in writing stating that such holders desire to call a meeting and indicating the general or specific purpose for which the meeting is to be called.

                           (b) The General Partner may fix a date not more than
60 nor less than five (5) days preceding the date of any meeting of Partners, or preceding the last day on which the consent of Partners may be effectively expressed for any purpose without a meeting, as a record date for the determination of the Partners entitled to notice of, and to vote at, such meeting or to express such consent. In either such case, such Partners, and only such Partners as shall be Partners of record on the record date shall be entitled to notice of, and to vote at, such meeting and any adjournment thereof, or to express such consent, as the case may be, notwithstanding any transfer of any Partnership Interest on the Register after any such record date fixed as aforesaid.

                           (c) Notice of any meeting at which Partners are
entitled to vote, or of any matter upon which action by written consent of such Partners is to be taken, shall be given to each Partner of record not less than five (5) nor more than 60 days prior to the date of such meeting or the date on which consent must be given, as the case may be. Each such notice will include a statement setting forth (i) the date, time and place of the meeting or the date by which such action is to be taken, (ii) a description of the matter on which such Partners are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

                           (d) Except as otherwise provided by law, at any
meeting of Partners, the holders of a majority of the Units entitled to vote as such meeting shall constitute a quorum at such meeting. In the absence of a quorum, the holders of a majority of the Units entitled to vote thereat present in person or by proxy may adjourn any meeting, from time to time, until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally called.

                           (e) Each Partner entitled to vote at a meeting or to
express consent to Partnership action in writing without a meeting may authorize another person or persons to act for him by proxy. A proxy acting for any Partner shall be duly appointed by an instrument in writing subscribed by such Partner and reasonably acceptable in form and substances to the General Partner. Except as otherwise provided by law, no vote on any question upon which a vote of the Partners may be taken need be by ballot unless the General Partner shall determine that it shall be by ballot or the holders of a majority of all Units present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by ballot each ballot shall state the Partnership Interests voted and the name of the Partner or proxy voting. Unless otherwise provided by law or by this Agreement, all questions shall be decided by the vote of the holders of a majority of the Units present in person or by proxy at the meeting and entitled to vote on the question.

                           (f) Any action required to or which may be taken at a
meeting of Partners may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by Partners having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all Units entitled to vote thereon were present and voted, and shall be delivered to the Partnership by delivery to the General Partner (who shall have custody of the books in which proceedings of meetings of Partners are recorded). Prompt notice of the taking of action without a meeting shall be given to the Partners entitled to vote who have not consented in writing.

                           (g) The General Partner, in its sole discretion,
shall establish all other provisions relating to meetings of Partners, in addition to those expressly provided herein, including notice of the time, place or purpose of any meeting at which any matter is to be voted on by any Partner, waiver of any such notice, action by consent without a meeting, the establishment of a record date, quorum requirements, voting in person or by proxy or any other matter with respect to the exercise of any such right to vote, in each case consistent with the terms hereof and in accordance with the Act.


ARTICLE IX:       ACCOUNTING AND RECORDS

Section 9.1       Books and Records.

                  The General Partner shall keep books of account for the Partnership in accordance with the method of accounting used for federal income tax purposes. Upon at least five Business Days' prior notice to the General Partner, any Limited Partner shall have the right, to the extent provided for in the Act, to inspect and copy at its own expense the Partnership's books and records during normal business hours.

Section 9.2       Annual Reports.

                           (a) Not later than 90 days after the end of each
Fiscal Year (or such earlier date as may be required under the Code) the General Partner shall deliver to each Partner a report indicating each Partner's share for federal income tax purposes

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



of the Partnership's income, credits and deductions for the immediately preceding Fiscal Year, together with all other information concerning the Partnership which may be required by the Code from time to time.

                           (b) The General Partner shall also cause an annual
report of the operation of the Partnership to be distributed to the Partners within 120 days after the end of each Fiscal Year together with Audited Financial Statements reflecting the Partnership's operation during such year.

                           (c) The General Partner may also furnish the Limited
Partners with such other periodic reports concerning the Partnership's business and activities as the General Partner considers necessary to advise all Partners properly about their investment in the Partnership and shall, upon the written request of any Limited Partner, provide such Partner with:

                                    (i) a copy of any report filed with the
Securities and Exchange Commission by the General Partner pursuant to the Securities Exchange Act of 1934;

                                    (ii) a copy of the Partnership's federal,
state and local income tax returns for each Fiscal Year;

                                    (iii) a current list of the name and last
known business, residence or mailing address of each Partner; and

                                    (iv) a copy of this Agreement and the
Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed.

Section 9.3       Tax Returns.

                  The General Partner shall cause all income and other tax returns of the Partnership to be prepared and filed in a timely manner. The General Partner shall be the Tax Matters Partner (as defined in section 6231(a)(7) of the Code) of the Partnership.

Section 9.4       Fiscal Year.

                  The fiscal year ("Fiscal Year") of the Partnership shall be the calendar year.

Section 9.5       Bank Accounts.

                  All funds of the Partnership shall be deposited in such accounts established in the Partnership's name with such financial institutions as may be determined from time to time by the

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



General Partner. Withdrawals from any such accounts shall be made in the Partnership's name upon the signature of such officers of the General Partner and such other signature or signatures, if any, as the General Partner shall from time to time designate. Funds in such accounts shall not be commingled with the funds of any Partner.


ARTICLE X:        CHANGES IN GENERAL PARTNERS

Section 10.1      Permitted Assignment of General Partnership
                  Interest; Permitted Withdrawal by the General
                  Partner.

                  The General Partner shall not have the right to resign or withdraw or to Transfer all or any portion of its General Partnership Interest represented by GP Units, except that the General Partner may assign all or a portion of its General Partnership Interest represented by outstanding GP Units to a substitute or additional General Partner permitted under and selected in accordance with Section 10.2; (b) assign its General Partnership Interest represented by outstanding GP Units to any Entity that has, by merger, consolidation or otherwise, acquired substantially all of its assets and continued its business and has been designated to succeed to its rights and obligations under this Agreement in accordance herewith; and (c) pledge or grant a security interest in its right to receive payments and distributions under this Agreement. In connection with any Transfer described in clauses (a) and(b) of all the General Partnership Interest, the General Partner may withdraw as such upon the admission of the assignee. Sections 10.2 and 10.4 shall apply in the case of a Transfer of all or a portion of a General Partnership Interest.

Section 10.2      Admission of Additional General Partners.

                  One or more additional or substitute General Partners may be admitted to the Partnership from time to time by the General Partner in the circumstances contemplated by Section 10.1, provided the additional or substitute general partner is reasonably expected, as determined by a majority of the Board of Trustees of BRT, to be able to fulfill the duties of a general partner hereunder. Otherwise, no additional General Partner may be admitted to the Partnership except as provided in Section 13.2. The terms of such assignment and the nature of the duties of the newly admitted General Partner shall be as agreed upon between the General Partner and such additional General Partner.

Section 10.3      Effect of Withdrawal of General Partner.

                           (a) Upon the occurrence of an Event of Withdrawal of
the General Partner (other than one permitted by Sec-tion 10.1), the General Partner shall cease to be such, and its Partnership Interest shall be converted to an undesignated Limited Partnership Interest entitling the holder thereof to the same share of the Partnership's income, gain, loss, deduction and distributions as are allocated to the General Partner hereunder, subject to the Partnership's right to set off (i) any damages caused to it if the Event of Withdrawal is in violation of this Agreement and (ii) any obligation of the General Partner under paragraph (b).

                           (b) Upon the occurrence of an Event of Withdrawal of
the General Partner, the General Partner shall pay to the Partnership in cash the amount of any deficit balance in its Capital Account unless the Event of Withdrawal is permitted by Section 10.1.

Section 10.4      Liability of a Withdrawn General Partner.

                  Any General Partner who shall commit or suffer an Event of Withdrawal or shall otherwise withdraw from the Partnership shall remain liable for obligations and liabilities incurred by it as General Partner prior to the occurrence of such Event of Withdrawal or other withdrawal, but it shall be free of any such obligation or liability incurred on account of the activities of the Partnership thereafter.


ARTICLE XI:       TRANSFERS OF LIMITED PARTNERSHIP INTERESTS

Section 11.1      General Transfer Provisions and Restrictions.

                           (a) Subject to Section 11.1(d), any Class A, Class B
or Class C Limited Partner may Transfer all or any portion of, or right in or to, Class A, Class B or Class C Units of Limited Partnership Interest, without the consent of the General Partner or any other Partner, except that no Class A Limited Partner may Transfer Class A Units comprising Collateral in violation of the provisions of Article XIX below.

                           (b) Limited Partnership Interests, if any, other than
Class A, Class B or Class C Limited Partnership Interests, shall be subject to such restrictions on Transfer (in addition to the restrictions set forth in Section 11.1(c) below) as the General Partner may determine to be appropriate.

                           (c) Notwithstanding the foregoing,

                                    (i) no Transfer of any Limited Partnership
Interest shall be permitted if, in the opinion of the General Partner based on the advice of counsel, there is a significant possibility that such Transfer:


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                                             (A) may not be effected without
registration under the Securities Act of 1933, or would result in the violation of any applicable state securities laws; or

                                             (B) would result in the termination
of the Partnership within the meaning of section 708 of the Code, or would have a material adverse effect on any Partner for federal income tax purposes; or

                                             (C) would cause the Partnership to
be taxed other than as a partnership for federal income tax purposes or impair the ability of the Partnership to take advantage of any favorable tax election or treatment as a result of being taxed as a partnership (whether such impairment shall arise from the termination of the Partnership for federal tax purposes or otherwise); or

                                             (D) would cause the Partnership to
become, with respect to any employee benefit plan subject to Title 1 of ERISA, a "party-in-interest" (as defined in Section 3(14) of ERISA) or a "disqualified person" (as defined in Section 4975(c) of the Code); or

                                             (E) would cause any portion of the
assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.2-101; and

                                       (ii) No Limited Partner shall effect any
Transfer:

                                             (A) to any person or entity who
lacks the legal right, power or capacity to own Partnership Units;

                                             (B) in violation of any provision
of any mortgage or trust deed (or the note or bond secured thereby) to which the Partnership is a party or is otherwise bound;

                                             (C) of any component portion of
Partnership Units, such as the Capital Account, or rights to distribution, separate and apart from all other components of Partnership Units; or

                                             (D) in the event such Transfer
would cause BRT or any successor thereto to cease to comply with the REIT Requirements.

In furtherance of this subsection, the General Partner and the Partnership shall in no event recognize any trade of a Limited Partnership Interest in a secondary market or the substantial

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equivalent thereof and shall take such actions as are necessary so that such trades are not recognized.

                           (d) All Transfers of Limited Partnership Interests
shall be by instrument in form and substance reasonably satisfactory to the General Partner. Any Transfer of Limited Partnership Interests in violation of this Agreement shall be null and void and shall not operate to vest any rights in any transferee.

                           (e) In no event shall the Partnership dissolve or
terminate upon the admission of any Partner to the Partnership or upon any permitted Transfer of a Partnership Interest by any Partner. Each Partner hereby waives its right to dissolve, liquidate or terminate the Partnership in such event. No Transfer of any Limited Partnership Interest in the Partnership shall constitute a change of Control of the Partnership.

Section 11.2      Expenses.

                  All expenses of the Partnership and of the Partners occasioned by a permitted Transfer shall be borne by the Partner effecting such Transfer.

Section 11.3      Allocations with Respect to Transferred Interest.

                  Upon the permitted Transfer of all or any part of a Partnership Interest, each item of Partnership income (or loss) and deduction allocable to such Partnership Interest shall be pro rated (as to the Transferred Partnership Interest) between the transferor and transferee on the basis of the number of days in the taxable year of the Partnership preceding (and including) and succeeding, respectively, the date as of which the assignment is executed. Unless otherwise agreed by the Transferor and Transferee Partners, gain or loss from the sale or other taxable disposition of a Partnership capital asset shall be allocated to the Persons who were Partners at the time such gain or loss was recognized by the Partnership.

Section 11.4      Section 754 Election.

                  The General Partner may, in its sole discretion, cause the Partnership to elect, pursuant to section 754 of the Code, to adjust the basis of Partnership property as provided in sections 734(b) and 743(b) of the Code. The General Partner shall be responsible for determining the adjustments required or permitted by said sections of the Code, except that, in the case of any adjustment required or permitted under section 743(b) of the Code, the Transferee Partner or Partners shall be solely responsible for determining the adjustments required thereunder unless such Partner or Partners provide the General Partner with all the information necessary for the General Partner to

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determine the adjustments. If any adjustments to the basis of Partnership property are made pursuant to section 732(d), 734(b) or 743(b), the capital accounts of the Partners shall be adjusted as specified in Regulation Section 1.704-1(b)(2)(iv)(m).

Section 11.5      Transferee's Rights.

                  The Transfer of a Limited Partnership Interest in accordance with this Agreement entitles the transferee to share in such profits and losses, to receive such distributions, and to receive such allocations of income, gain, loss, deduction, or credit or similar item to which the transferor Partner was entitled (to the extent of the interest Transferred) but does not entitle the transferee to become or to exercise any other rights of a Partner unless and until the transferor Partner has advised the General Partner that such transferor Partner is to be admitted as a Partner pursuant to Article XII.


ARTICLE XII:      ADMISSION OF PARTNERS

Section 12.1      Procedure.

                           (a) Substitute or additional General or Limited
Partners may be admitted to the Partnership as a result of a permitted Transfer of Partnership Interests pursuant to Article X or XI. Additional General or Limited Partners shall also be admitted to the Partnership as a result of the issuance of additional Partnership Interests pursuant to Article III. Each substitute or additional Partner shall sign a supplement to this Agreement at the time such Partner is admitted confirming the admission of the new Partner hereunder, and containing such Person's binding agreement to be bound by all of the terms of this Agreement.

                           (b) In connection with the admission of any new
Partner to the Partnership, the General Partner shall have the power, right and authority to amend this Agreement to reflect the rights and obligations of such new Partner, including without limitation its obligations to contribute to the capital of the Partnership, rights to distributions, or rights to approve or consent to Partnership actions.


ARTICLE XIII:     DISSOLUTION, LIQUIDATION AND WINDING-UP

Section 13.1      Events of Dissolution.

                  The occurrence of any of the following shall constitute an event of dissolution of the Partnership (an "Event of Dissolution"):


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                           (a) the expiration of the term of the Partnership as
provided herein;

                           (b) the sale or other disposition in a single
transaction or series of related transactions of all or substantially all of the assets of the Partnership unless such sale or other disposition involves any deferred payment of the consideration for such sale or disposition, in which case the General Partner may elect to defer the dissolution of the Partnership until the last day of the Fiscal Year during which the Partnership shall receive the balance of such deferred payment;

                           (c) subject to Section 13.2, the occurrence of an
Event of Withdrawal with respect to a General Partner;

                           (d) the acquisition by a single Person of all of the
Partnership Interests;

                           (e) the issuance of a decree of dissolution by a
court of competent jurisdiction pursuant to the Act; or

                           (f) the consent of the General Partner and the
holders of at least 75% of the then outstanding Class A Units.

Section 13.2      Continuation of the Business of the Partnership
                  After Certain Events of Dissolution.

                           (a) Notwithstanding Section 13.1(c), if, at the time
of an Event of Withdrawal, there shall be one or more General Partners not affected by the Event of Withdrawal, then such other General Partner or General Partners shall (and are hereby authorized to) carry on the business of the Partnership, and if they do so the Partnership shall not be liquidated and its business wound up.

                           (b) Notwithstanding Section 13.1(c), at the time of
an Event of Withdrawal to which subsection (a) is not applicable, the Partnership shall not be liquidated and its business wound up if, within 90 days after the occurrence of the Event of Withdrawal, Limited Partners owning a majority of the Units of each class agree in writing to continue the business of the Partnership and to the appointment of one or more replacement General Partners who agree to serve as such.

Section 13.3      Effect of Event of Dissolution.

                  Upon the occurrence of an Event of Dissolution, unless otherwise provided in Section 13.2, the Partnership shall be dissolved and shall continue solely for the purposes of winding up its business and liquidating in accordance with this Article all of its assets and collecting the proceeds from such

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



liquidation, at which time the Partnership shall be wound up. Unless the business of the Partnership is continued as provided in Section 13.2, after the occurrence of an Event of Dissolution the Partnership shall engage in no further business other than as necessary to operate on an interim basis and for the Partnership to collect its receivables, liquidate its assets and pay or discharge its liabilities in accordance with this Article.

Section 13.4      Accounting.

                  In the event of the dissolution, liquidation and winding-up of the Partnership, a proper accounting (which shall be certified) shall be made of the Capital Account of each Partner and of the Net Income or Net Losses of the Partnership from the date of the last previous accounting to the date of dissolution. Financial statements presenting such accounting shall include a report thereon of a certified public accountant selected by the Liquidating Trustee.

Section 13.5      Distribution on Dissolution.

                           (a) In the event of the dissolution and liquidation
of the Partnership for any reason, the assets of the Partnership shall be liquidated for distribution and distributed in the following rank and order:

                                             (i) First, for payment of creditors
of the Partnership (other than Partners) in the order of priority as provided by law;

                                             (ii) Next, for establishment of
reserves as provided by the Liquidating Trustee to provide for contingent liabilities, if any;

                                             (iii) Next,for payment of debts of
the Partnership to Partners, if any, in the order of priority provided by law;

                                             (iv) Next, for payment of the Class
C Liquidation Preference, if any Class C Units are then outstanding, provided, however, that such payment shall only be made out of the Net Sale Proceeds realized from the liquidation of the BRT OP Properties;

                                             (v) Next, for payment of the Class
B Liquidation Preference if any Class B Units are then outstanding; and

                                             (vi) Last, for payment to the
General Partner, to the holders of the Class A Units, and to the holders of the Class B Units if any are then outstanding, in accordance with the positive balances in their respective Capital Accounts

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



after giving effect to all contributions, distributions and allocations for all periods, including the period in which such distribution occurs (other than those adjustments made pursuant to this Section 13.5(a)(vi)).

                           (b) Whenever the Liquidating Trustee reasonably
determines that any reserves established pursuant to paragraph (a)(ii) above are in excess of the reasonable requirements of the Partnership, the amount determined to be excess shall be distributed to the Partners in accordance with the above provisions.

Section 13.6      Timing Requirements.

                  In the event that the Partnership is "liquidated" within the meaning of Section 1.704-1(b)(2)(ii)(g) of the Regulations, any and all distributions to the Partners pursuant to Section 13.5(a) hereof shall be made no later than the later to occur of (i) the last day of the taxable year of the Partnership in which such liquidation occurs, or (ii) ninety (90) days after the date of such liquidation.

Section 13.7      Sale of Partnership Assets.

                  In the event of the liquidation of the Partnership in accordance with the terms of this Agreement, the Liquidating Trustee may sell Partnership or Title Holding Partnership property if the Liquidating Trustee has in good faith solicited bids from unrelated third parties before making any such sale; provided, however, all sales, leases, encumbrances or transfers of Partnership assets shall be made by the Liquidating Trustee solely on an "arm's-length" basis, at the best price and on the best terms and conditions as the Liquidating Trustee in good faith believes are reasonably available at the time and under the circumstances and on a non-recourse basis to the Limited Partners. The liquidation of the Partnership shall not be deemed finally completed until the Partnership shall have received cash payments in full with respect to obligations such as notes, installment sale contracts or other similar receivables received by the Partnership in connection with the sale of Partnership assets and all obligations of the Partnership have been satisfied, released or assumed by the General Partner. The Liquidating Trustee shall continue to act to enforce all of the rights of the Partnership pursuant to any such obligations until such obligations are paid in full or otherwise satisfied.

Section 13.8      Distributions in Kind.

                  In the event that it becomes necessary to make a distribution of Partnership property in kind, the Liquidating Trustee may transfer and convey such property to the distributees as tenants in common, subject to any liabilities attached thereto, so as to vest in them undivided interests in the whole of

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



such property in proportion to their respective rights to share in the proceeds of the sale of such property (other than as a creditor) in accordance with the provisions of Section 13.5 hereof.

Section 13.9      Documentation of Liquidation.

                  Upon the completion of the dissolution and liquidation of the Partnership, the Partnership shall terminate and the Liquidating Trustee shall have the authority to execute and record any and all documents or instruments required to effect the dissolution, liquidation and termination of the Partnership.

Section 13.10     Liability of the Liquidating Trustee.

                  The Liquidating Trustee shall be indemnified and held harmless by the Partnership from and against any and all claims, demands, liabilities, costs, damages and causes of action of any nature whatsoever arising out of or incidental to the Liquidating Trustee's taking of any action authorized under or within the scope of this Agreement; provided, however, that the Liquidating Trustee shall not be entitled to indemnification, and shall not be held harmless, where the claim, demand, liability, cost, damage or cause of action at issue arose out of:

                           (a) A matter entirely unrelated to the Liquidating
Trustee's action or conduct pursuant to the provisions of this Agreement; or

                           (b) The willful misconduct or gross negligence of the
Liquidating Trustee.


ARTICLE XIV:      RIGHTS AND OBLIGATIONS OF THE LIMITED PARTNERS

Section 14.1      No Participation in Management.

                  The Limited Partners shall not take part in the management or control of the Partnership's business, transact any business in the Partnership's name, have the power to sign documents for or otherwise bind the Partnership or except as required by the Act or expressly provided by this Agreement, have any right to vote on or consent to any matter, provided, however, that nothing in the foregoing shall be deemed to prohibit or preclude any Limited Partner or its Affiliates from serving as an officer, trustee, director or employee of the General Partner or its Affiliates or otherwise transacting business with the Partnership.


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



Section 14.2      Death, Incompetence, Bankruptcy, Etc.

                  The death, incompetence, Bankruptcy, dissolution or liquidation of a Limited Partner shall not cause a dissolution of the Partnership. The rights of such a Limited Partner to share in the income and losses of the Partnership, to receive distributions and to assign its Partnership Interest pursuant to this Article, on the happening of such an event, shall devolve on such Limited Partner's beneficiary or other successor, executor, administrator, guardian or other legal representative for the purpose of settling the estate or administering the property of such Limited Partner. Such successor or personal representative, however, shall be admitted as a Limited Partner only upon compliance with the requirements set forth in Section 12.1(a).

Section 14.3      No Withdrawal.

                  No Limited Partner may withdraw from the Partnership without the prior written consent of the General Partner, other than as expressly provided in this Agreement.

Section 14.4      Power of Attorney.

                           (a) Each Limited Partner constitutes and appoints the
General Partner, any Liquidating Trustee, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to: execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (i) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the General Partner or the Liquidating Trustee deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (ii) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (iii) all conveyances and other instruments or documents that the General Partner deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; and (iv) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to the provisions of this Agreement, or the Capital Contribution of any Partner.


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



                           (b) The foregoing power of attorney is irrevocable
and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive the death, incapacity or incompetency of a Limited Partner to the effect and extent permitted by law and the Transfer of all or any portion of such Limited Partner's Partnership Units and shall extend to such Limited Partner's heirs, distributees, successors, assigns and personal representatives.

Section 14.5      Limited Liability of Limited Partners.

                  The Limited Partners shall not be personally liable for any obligations or debts of the Partnership to third parties, except to the extent provided in the Act.


ARTICLE XV:       GRANT OF REDEMPTION RIGHTS TO LIMITED PARTNERS

Section 15.1      Grant of Redemption Rights.

                  The Partnership does hereby grant to each Limited Partner owning Class A Units and each such Limited Partner does hereby accept the right, but not the obligation (hereinafter such right sometimes referred to as the "Redemption Right"), to require the Partnership to redeem, for cash, on the Specified Redemption Date all or any portion of the Class A Units held by such Limited Partner at a redemption price equal to the Cash Amount. The Redemption Right of a Limited Partner may be exercised on one or more occasions by the Limited Partner. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the redemption right (the "Redeeming Partner"). A Limited Partner may not exercise the Redemption Right as to fewer Class A Units than the number of such Units that is equal to the lesser of (a) 100 Units or (b) all of the Class A Units held by such Limited Partner. Neither the Redeeming Partner nor any assignee of any Limited Partner shall have any right with respect to any Class A Units so redeemed to receive any distributions from the Partnership made after the Specified Redemption Date. The assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 15.1, and such Limited Partner shall be deemed to have assigned such rights to such assignee and shall be bound by the exercise of such rights by such Limited Partner's assignee. In connection with any exercise of such rights by such assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such assignee and not to such Limited Partner.

Section 15.2      General Partner Exchange.

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




                           (a) Notwithstanding the provisions of Section 15.1,
if a Limited Partner elects to exercise the Redemption Right, the General Partner may, in its sole and absolute discretion, elect to assume directly and satisfy a Redemption Right by paying to the Redeeming Partner either the Cash Amount or the GP Shares Amount for each Class A Unit redeemed, as elected by the General Partner (in its sole and absolute discretion) on the Specified Redemption Date, whereupon the General Partner shall acquire the Class A Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Interests.

                           (b) In the event that the Partnership shall fail to
pay the Cash Amount to any Redeeming Partner on the Specified Redemption Date pursuant to Section 15.1, and the General Partner shall not have elected pursuant to Section 15.2(a) to assume the obligations of the Partnership with respect thereto, the General Partner shall on the Specified Redemption Date contribute to the capital of the Partnership in cash (or, at its election, pay directly to the Redeeming Partner the full Cash Amount or GP Shares Amount) the full amount necessary to permit the Partnership to satisfy its obligations to pay to the Redeeming Partner the Cash Amount on the Specified Redemption Date, and the Partnership shall thereupon immediately pay to such Redeeming Partner such Cash Amount.

                           (c) The General Partner shall provide the Redeeming
Partner with at least five days' written notice prior to the Specified Redemption Date whether the Redemption Right will be redeemed by the Partnership or the General Partner for the Cash Amount or GP Shares Amount. The Redeeming Partner may rescind his or its Notice of Redemption at any time prior to the Specified Redemption Date if the Redemption Right is to be redeemed for the Cash Amount.

                           (d) In the event that the General Partner satisfies
the Redemption Right in the manner described in Sections 15.2(a) or (b), each of the Redeeming Partner, the Partnership, and the General Partner shall treat the transaction between the General Partner and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Partnership Units to the General Partner.

                           (e) Each Redeeming Partner shall execute such
documents as the General Partner may reasonably require in connection with the issuance of Common Stock upon exercise of the Redemption Right, including, without limitation, acknowledgement that the shares will be issued without registration under the Securities Act of 1933, as amended, and may not be resold unless subsequently registered or an exemption from registration is available.


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



                           (f) If the Redemption Right is satisfied by the
delivery of Common Stock, the Redeeming Partner shall be deemed to become a holder of Common Stock as of the close of business on the Specified Redemption Date.

Section 15.3      Certain Limitations on Redemption Right.

                  Notwithstanding the provisions of Section 15.1, no Limited Partner shall have the right to require the Partnership to redeem any Class A Units until such Collateral is required to be released pursuant to the provisions of Section 19.3, unless the Limited Partner acknowledges and agrees at the time of conversion that the cash paid or Common Stock issued in redemption of the Class A Units shall continue to constitute Collateral under
Article XIX.

Section 15.4      Adjustments.

                  The number of shares of Common Stock comprising the GP Shares Amount shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

                           (a) Adjustment for Change in Capital Stock. If at any
time after the date of this Agreement, the General Partner:

                                             (i) pays a dividend or makes a
distribution on its Common Stock in shares of its Common Stock;

                                             (ii) subdivides its outstanding
shares of Common Stock into a greater number of shares;

                                             (iii) combines its outstanding
shares of Common Stock into a smaller number of shares;

                                             (iv) makes a distribution on its
Common Stock in shares of its capital stock other than Common Stock; or

                                             (v) issues by reclassification of
its Common Stock any shares of its capital stock;

then the number of shares of Common Stock comprising the GP Shares Amount shall be adjusted so that the holder of a Class A Unit may receive in an exchange therefor pursuant to Section 15.2, the number of shares of capital stock of the General Partner which the holder of the Class A Unit would have owned immediately following such action if such Unit had been exchanged immediately prior thereto.

                  The adjustment shall become effective immediately after the record date in the case of a dividend or distribution, and immediately after the effective date in the case of a subdivision, combination or reclassification.

                           (b) Adjustment for Other Distributions. If at any
time after the date of this Agreement, the General Partner distributes to all holders of its Common Stock any of its assets or debt securities, the number of shares of Common Stock comprising the GP Shares Amount that are issuable in respect of each Class A Unit in an exchange therefor pursuant to Section 15.2 following the record date for such distribution shall be adjusted by multiplying the GP Shares Amount immediately prior to the distribution by a fraction, the numerator of which is CMP and the denominator of which is X:

                           Where    X =  (CMP x NO) - F
                                       NO

where:   NO     =        Total number of shares of Common Stock
                         outstanding.

        CMP     =        the Current Per Share Market Price of
                         Common Stock on the record date of the
                         distribution.

          F     =        the aggregate fair market value (determined
                         by the Board of Trustees of the General
                         Partner) on the record date of the
                         distribution of the assets or debt securities being distributed.

                  The adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive the distribution or the effective date of such issuance, as applicable. In the event that such distribution or issuance is not actually made, the number of shares issuable in respect of each Class A Unit shall be readjusted to eliminate the effect to the calculation provided hereby.

                  This subsection does not apply to (i) ordinary quarterly cash dividends or cash distributions on the Common Stock paid out of consolidated current or retained earnings of the General Partner as shown on the books of the General Partner and paid in the ordinary course of business, or (ii) cash dividends or cash distributions on the Common Stock paid entirely out of distributions made by the Partnership on its Class C Units as and to the extent permitted hereunder.

                           (c) Adjustment for Common Stock Issue.

                                             (i) If at any time after the date
of this Agreement, the General Partner issues shares of Common Stock for a consideration per share that is less than 100% (or 95%, or

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



such lesser percentage as the holders of the outstanding Class A Units may consent in writing, in the case of a firm commitment underwritten public offering) of the Current Market Price per share on the date the General Partner fixes the offering price of such additional shares, the number of shares of Common Stock comprising the GP Shares Amount issuable in respect of each Class A Unit in an exchange therefor pursuant to Section 15.2 shall be adjusted by multiplying the number of shares of Common Stock issuable in exchange for such Unit immediately prior to the issuance by a fraction, the numerator of which is the Current Per Share Market Price immediately prior to such issuance and the denominator of which is (X) where X =

                              (O x CMP) + (I x IP)
                                       TO

where:   I  =              the additional shares of Common Stock being
                           issued.

         O  =              the number of shares outstanding immediately
                           prior to the issuance of such additional shares.

        IP  =              the per share consideration received for the
                           issuance of such additional shares.

       CMP  =              the Current Per Share Market Price of Common Stock
                           immediately prior to the adjustment.

        TO  =              the number of shares outstanding immediately after
                           the issuance of such additional shares.


                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance.

                                             (ii) This subsection 15.4(c) does
not apply to (A) any of the transactions described in subsection (b) of this
Section 15.4, (B) Common Stock issued pursuant to options and warrants outstanding on the date hereof, (C) Common Stock issued to officers, directors, trustees or employees of, or consultants to, BRT or the Management Company upon the exercise of warrants, rights or options which (x) are issued pursuant to employee benefit plans, employment agreements or consulting agreements, in each case approved by the BRT's Board of Trustees or an appropriate committee of BRT's Board of Trustees, and (y) have an exercise price not less than 85% of the Current Market Price of BRT's Common Stock at the time of issuance of such warrant, right or option, (D) the issuance of Common Stock in redemption of Class A Units pursuant to Section 15.2, (E) shares of Common Stock issuable to Anthony A. Nichols, Jack

Gallagher, Brian F. Belcher, Gerard H. Sweeney, and certain other employees of the Management Company upon exercise of warrants issued to them on the date hereof pursuant to their employment agreements with the Management Company or otherwise, all as described with Proxy Statement, (F) shares of Common Stock issuable to SSI upon the exercise of Warrants acquired by SSI on the date hereof under the Common Share and Warrant Purchase Agreement, (G) shares of Common Stock issuable to Richard M. Osborne and/or the RMO Trust, a trust formed by Richard M. Osborne, upon the exercise of the warrants acquired them in June 1996 described in the Proxy Statement, and (H) units consisting of shares of BRT Common Stock, and warrants to purchase Common Stock, issuable to the RMO Trust in repayment of certain loans from the RMO Trust to BRT, and the shares of Common Stock issuable upon exercise of such warrants, all as described in the Proxy Statement.

                           (d) Adjustment for Convertible Securities Issue. If
at any time after the date hereof, the General Partner issues any securities convertible into or exchangeable or exercisable for Common Stock for consideration per share of Common Stock initially deliverable upon conversion, exchange or exercise of such securities, together with the consideration paid upon issuance of such securities, less than the Current Per Share Market Price of the Common Stock, on the date the General Partner fixes the offering price of such securities, the number of shares of Common Stock comprising the GP Shares Amount issuable in respect of each Class A Unit in an exchange therefore pursuant to Section 15.2 shall be adjusted by multiplying the number of shares of Common Stock issuable in exchange for such Unit immediately prior to the issuance by a fraction, the numerator of which is the Current Per Share Market Price of the Common Stock immediately prior to such issuance and the denominator of which is X ("X") where X equals:

                              (O x CMP) + (I x IP)
                                       TO

where:   O  =              the number of shares of Common Stock
                           outstanding immediately prior to the issuance of such securities.

        IP  =              the consideration per share of Common Stock
                           received and receivable for the issuance of such securities, calculated on the basis of the maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise of such securities at the initial conversion, exchange or exercise rate.

         I  =              the maximum number of shares of Common Stock
                           deliverable upon conversion, exchange or

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                          exercise of such securities at the initial
                          conversion, exchange or exercise rate.

        TO  =             the sum of (1) the number of shares of Common
                          Stock outstanding immediately prior to the issuance of such securities, plus (2) the maximum number of shares of Common Stock deliverable upon conversion, exchange or exercise of such securities at the initial conversion, exchange or exercise rate.

       CMP  =             the Current Per Share Market Price of Common Stock
                          immediately prior to the adjustment.

                  The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. If all of the Common Stock deliverable upon conversion, exchange or exercise of such securities has not been issued when such securities are no longer outstanding, then the Exercise Price shall promptly be readjusted to the Exercise Price which would then be in effect had the adjustment upon the issuance of such securities been made on the basis of the actual number of shares of Common Stock issued upon conversion, exchange or exercise of such securities.

                  This subsection 15.4(d) does not apply to any of the transactions described in subsections (b) or (c) of this Section 15.4.

                           (e) When No Adjustment Required. No adjustment need
be made for a change in the par value or no par value of the Common Stock.

Section 15.5      Certain Covenants.

                  Each Limited Partner covenants and agrees with the General Partner that all Class A Units delivered for redemption by it pursuant to this
Article XV shall be delivered to the Partnership or the General Partner, as the case may be, free and clear of all Encumbrances.



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ARTICLE XVI:      CONVERSION OF CLASS B UNITS AND CLASS C UNITS INTO
                  GENERAL PARTNER UNITS

Section 16.1      Automatic Conversion of Class C Units into General
                  Partner Units.

                  Simultaneously with the completion of a Qualified Offering by BRT of shares of its Common Stock, each outstanding Class C Unit shall be automatically converted into one General Partner Unit, without any action being required on the part of either the holders of the Class C Units or the Partnership to effect such automatic conversion.

Section 16.2      Automatic Conversion of Class B Units into General
                  Partner Units.

                           (a) Simultaneously with the completion of a Qualified
Offering by BRT of shares of its Common Stock, each outstanding Class B Unit shall be automatically converted into one General Partner Unit, without any action being required on the part of either the holders of the Class B Units or the Partnership to effect such automatic conversion.

                           (b) At the time of such conversion, the Partnership
shall make a cash distribution to the holders of the Class B Units in an amount equal to the sum of (i) any then unpaid Class B Preferred Distribution accrued through the date of conversion, plus (ii) any then unpaid Accumulated Class B Distributions.

ARTICLE XVII:     LIMITED PARTNER REPRESENTATIONS AND WARRANTIES


Section 17.1      Representations and Warranties of the Limited
                  Partners.

                           (a) Each of the Limited Partners hereby represents
and warrants, severally and not jointly, to the Partnership and the General Partner as follows:

                                    (i) That such Partner, if a corporation,
partnership or other entity formed pursuant to any statute or other governmental authority, is validly formed and in good standing under the laws of the jurisdiction of its formation.

                                    (ii) That, if such Partner is an Entity, the
execution, delivery and performance of this Agreement by such Partner has been duly and validly authorized by all necessary corporate, partnership, or other similar action.

                                    (iii) That this Agreement has been duly
executed and delivered by such Limited Partner, and constitutes

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such Partner's legal, valid and binding obligation, enforceable against it in accordance with the terms hereof.

                                    (iv) That no consent, waiver, approval or
authorization of, or filing, registration or qualification with, or notice to any governmental unit or other person is required to be made, obtained or given by such Limited Partner in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby other than consents, waivers, approvals or authorizations which have been obtained prior to the date hereof, or which are disclosed on a Schedule to the Contribution Agreement.

                                    (v) That such Partner understands that the
Class A Units to be issued hereunder and the shares of Common Stock issuable in redemption of Class A Units pursuant to Article XV hereof will not be registered (except pursuant to the Registration Rights Agreement) under the Securities Act, on the grounds that the issuance of such securities is exempt from registration pursuant to Section 4(2) of the Securities Act or Regulation D promulgated thereunder, and that the reliance of the General Partner and the Partnership on such exemptions is predicated in part on the Limited Partner's representations, warranties and covenants set forth herein.

                                    (vi) That the Units and any shares of Common
Stock acquired in exchange therefor by such Partner will be acquired for its own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the Securities Act and the rules and regulations thereunder and that it will not distribute any such securities in violation of the Securities Act.

                                    (vii) That such Partner's principal
residence or place of business is as set forth on Exhibit A.

                                    (viii) That such Partner understands that
the Units and Common Stock issued in respect thereof must be held indefinitely unless subsequently registered under the Securities Act or an exemption from registration is available, and that any routine sales of Common Stock made under Rule 144 of the Securities and Exchange Commission under the Securities Act may be made only in limited amounts and in accordance with the terms and conditions of that Rule and that Rule 144 will not be available for use in connection with resales of any shares of Common Stock issued in respect of Units for at least two years after the date of issuance or for any Units at any time.

                                    (ix) That such Partner is well versed in
financial matters, has had dealings in securities, including "restricted securities," and is fully capable of understanding the type of investment being made in the Units and the Common Stock and the risks involved in connection therewith.

                                    (x) That such Partner will not sell transfer
or otherwise dispose of any of the Units or the Common Stock acquired in exchange therefor unless such securities have been registered under the Securities Act or the holder thereof shall have furnished to the General Partner such information as the General Partner may reasonably require to the effect that such securities may be sold without registration thereunder.

                           (b) Each Limited Partner also agrees that
certificates, if any, representing Units or Common Stock issued to it may contain a restrictive legend noting the restrictions on transfer described in this section and required by federal and applicable state securities laws and that appropriate "stop-transfer" instructions may be given to the transfer agent for the General Partner and the Partnership.


ARTICLE XVIII:    GENERAL PARTNER REPRESENTATIONS AND WARRANTIES

                  The General Partner represents and warrants to the Partnership and the Limited Partners as follows:

Section 18.1      Organization.

                  The General Partner is duly validly existing and in good standing under the laws of the State of Maryland.

Section 18.2      Due Authorization; Binding Agreement.

                  The execution, delivery and performance of this Agreement by the General Partner has been duly and validly authorized by all necessary trust action of the General Partner. This Agreement has been duly executed and delivered by the General Partner, and constitutes a legal, valid and binding obligation of the General Partner, enforceable against the General Partner in accordance with the terms hereof.

Section 18.3      Consents and Approvals.

                  No consent, waiver, approval or authorization of, or filing, registration or qualification with, or notice to, any governmental unit or any other person is required to be made, obtained or given by the General Partner in connection with the execution, delivery and performance of this Agreement other than consents, waivers, approvals or authorizations which have been obtained prior to the date hereof.

ARTICLE XIX:      INDEMNIFICATION

Section 19.1      Indemnification.

                           (a) Subject to the provisions of Section 19.2, the
General Partner hereby indemnifies and holds harmless the Partnership and each Limited Partner against and from any and all liabilities, demands, claims, actions, causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, attorneys' and accounting fees and expenses) (any such item, a "Liability," and collectively "Liabilities") sustained or incurred by such Limited Partner or the Partnership as a result of or arising out of (i) any inaccuracy in any representation or warranty made in this Agreement by the General Partner, or (ii) any inaccuracy in any representation or warranty made in any Transaction Document by the General Partner, or (iii) any breach by the General Partner of any of its obligations under any Transaction Document or this Agreement.

                           (b) Subject to the provisions of Section 19.2 hereof,
each Limited Partner who is a Pledgor (as defined in Section 19.3(a)), severally and not jointly, indemnifies and holds harmless the Partnership and the General Partner against and from all Liabilities sustained or incurred by the Partnership or the General Partner as a result of or arising out of (i) any inaccuracy in a representation or warranty made under this Agreement by such Limited Partner, or (ii) any inaccuracy in any representation or warranty made in any Transaction Document by such Limited Partner, or (iii) any breach by such Limited Partner of its obligations hereunder or under any Transaction Document.

Section 19.2      Limitations on Indemnification Obligations.

                           (a) No indemnified person shall be entitled to
indemnification under Section 19.1 hereof unless the indemnified person shall have delivered a written notice specifying in reasonable detail the matter giving rise to such person's right to indemnification to the indemnifying party on or before the second anniversary of the date hereof.

                           (b) No person providing indemnification hereunder
shall be liable under Section 19.1 hereof unless the total amount recoverable from such indemnifying person exceeds, with respect to all indemnities provided by such indemnifying person hereunder, an aggregate of $75,000 in the case of SSI, an aggregate of $75,000 in the case of The Nichols Company, and an aggregate of $75,000 in the case of BRT.

                           (c) If a claim for indemnification arises from a
third party claim asserted against the Partnership, the indemnifying party shall have the right, at its own expense, to participate in the defense of the claim, action or proceeding which resulted in the claim for indemnification, and if such right is exercised, the parties shall cooperate in the defense of such action or proceeding; provided, however, the indemnified party shall at all times have the right to be in control of such defense.

                           (d) Indemnification pursuant to Section 19.1 hereof
and the remedies in respect thereof as set forth in Section 19.3 hereof shall be the sole and exclusive remedy of the indemnified parties for any matter covered thereby, including claims for breaches of representations, warranties, covenants, or other duties or obligations set forth in the Contribution Agreement or other Transaction Document, regardless of the legal theories on which the claim for indemnification is based.

Section 19.3      Security and Remedies.

                           (a) Each of Safeguard and Nichols, on behalf of
themselves and their affiliates (collectively, "Pledgors") hereby grants to the Partnership a lien upon and continuing security interest in such Pledgor's Class A Units, and in any shares of Common Stock of BRT issued upon redemption of such Class A Units pursuant to Article XV (collectively, the "Collateral") which shall be security for the indemnification obligations of such Pledgor hereunder. The indemnification obligation of each Pledgor shall be payable out of such Pledgor's entire Collateral, but only from such Collateral. Any transfer by a Pledgor of such Pledgor's Class A Units, or shares of Common Stock issued upon redemption of Class A Units, shall be subject to the lien and security interest granted hereby. Each Pledgor represents and warrants that his or its Class A Units constituting Collateral are owned by it free and clear of Encumbrances other than Permitted Encumbrances, which Permitted Encumbrances are senior in priority to the lien and security interest created under this Section 19.3.

                           (b) Any person claiming indemnification hereunder
shall (when the amount claimed is known) deliver written notice (the "Indemnity Notice") to the party or parties from whom indemnification is claimed describing in reasonable detail the rationale for the amount for which indemnification is sought. A Limited Partner shall be entitled to satisfy his indemnification obligation by directing the Partnership to cancel in the Register that number of Class A Units included in the Collateral as shall be equal in value (based on the Current Per Share Market Price of the Common Stock issuable in exchange therefor pursuant to Section 15.2 as of the date of the Indemnity Notice) to the amount recoverable from such Limited Partner hereunder. If such indemnification obligation shall not have been satisfied by any party within thirty (30) days after its receipt of an Indemnity

Notice, the matter shall be submitted for binding arbitration in accordance with the provisions of Article XX below.

                           (c) In the case of an adverse decision by the
arbitrators in respect of indemnification being provided by any Limited Partner, if such Limited Partner does not satisfy the obligations within ten (10) days after the decision is rendered in the arbitration, then the Partnership shall cancel in the Register, without the payment of any consideration to or the taking of any action required by the Limited Partner, that number of Class A Units included in the Collateral as shall be equal in value (based on the Current Per Share Market Price of the Common Stock issuable in exchange therefor pursuant to Section 15.2 as of the date of the Indemnity Notice) to the amount recoverable from such Limited Partner hereunder. Within ten (10) days thereafter, the General Partner shall deliver notice of such cancellation to the Limited Partner affected.

                           (d) The rights of the Partnership and General Partner
to cancel Collateral shall be the sole and exclusive remedy of the General Partner or the Partnership under this Article XIX and no Limited Partner shall have any personal liability hereunder, except as otherwise provided in the next succeeding section.

Section 19.4      Restriction on Transfer.

                           (a) In connection with the security interests granted
by the Limited Partners to the Partnership under Section 19.3 hereof, except as provided in paragraph (b), the Limited Partners agree that any Class A Units owned by such Limited Partners shall not be Transferred, without the consent of the General Partner until the second anniversary of the date hereof. In addition, in the event that notice of a claim for indemnification has been duly given pursuant to Section 19.2(a) but the matter for which indemnification is sought or the amount of the indemnification required to be paid has not been finally determined at the second anniversary of the date hereof, Class A Units having a sufficient value (based on the Current Per Share Market Price at such date of the Common Stock issuable in exchange therefor pursuant to Section 15.2) shall remain subject to the restrictions of this Section 19.4(a), until such time as the matter in question has been finally determined.

                           (b) Nothing in this Agreement shall prohibit the
following Transfers: (i) transfers of Class A Units to the Partnership under Sections 4.6, 4.7 and 4.8; (ii) transfers occurring by reason of a Limited Partner's exercise of his Redemption Rights subject to the pledge of the Common Stock received upon redemption pursuant to Section 19.3 (a); (iii) transfers by The Nichols Company of Class A Units to its equity owners; (iv) transfers by a Limited Partner to his or its

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



Affiliates; or (v) transfers in connection with the foreclosure of a Permitted Encumbrance. In the event of a Transfer permitted under clause (iii) or (iv), the transferee shall as a condition of such transfer execute an agreement acknowledging that the Class A Units are Collateral and are being transferred subject to the Partnership's security interest therein.

                           (c) Notwithstanding the foregoing, a Limited Partner
may, with the consent of the General Partner exercised by its independent trustees in their sole and absolute discretion, be relieved of the restrictions on transferability contained in this Section 19.4 by (i) consenting to personal liability (by execution and delivery of an agreement to such effect in form and substance reasonably satisfactory to the General Partner) for any indemnification obligations secured by the Partnership Units, or (ii) pledging (by execution and delivery of a pledge agreement in form and substance reasonably satisfactory to the General Partner) substitute collateral which, in the reasonable determination of the General Partner, is substantially equivalent in value to the Class A Units then comprising Collateral. In the event that a Limited Partner is relieved of the restrictions on transferability in accordance with the terms of this Section 19.4, the security interest in such Limited Partner's Class A Units hereunder shall terminate without further action, and the Partnership, at the request of such Limited Partner, shall promptly execute and deliver any document or instrument reasonably requested by such Limited Partner to evidence such termination.

Section 19.5      No Credit to Capital Accounts.

                  No payments made by a Limited Partner pursuant to this Article XIX shall be credited to the Capital Account of such Limited Partner.

Section 19.6      Release of Collateral.

                  The lien and security interest on the Collateral shall terminate on the second anniversary of the date of this Agreement, except to the extent provided in the next sentence. In the event that notice of a claim for indemnification has been duly given pursuant to Section 19.2(a) but the matter for which indemnification is sought or the amount of the indemnification required to be paid has not been finally determined at the second anniversary of the date hereof, Class A Units having a sufficient value (based on the Current Per Share Market Price at such date of the Common Stock issuable in exchange therefor pursuant to Section 15.2) shall remain subject to the lien and security created under Section 19.3, until such time as the matter in question has been finally determined.



                                      -83-


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ARTICLE XX        ARBITRATION OF DISPUTES

         Section 20.1 Settlement of Disputes. The parties will attempt in good faith to resolve any and all controversies of every kind and nature between the parties to this Agreement arising out of or in connection with the existence, construction, validity, interpretation or meaning, performance, non-performance, enforcement, operation, breach, continuance or termination of this Agreement (each, a "Dispute") promptly by negotiations between senior executives of the parties who have authority to settle the Dispute (and who do not have direct responsibility for administration of this Agreement). The disputing party shall give the other party written notice of the Dispute. Within twenty days after receipt of said notice, the receiving party shall submit to the other a written response. The notice and response shall include (a) a statement of each party's position and a summary of the evidence and arguments supporting its position, and (b) the name and title of the executive who will represent that party. The executives shall meet at a mutually acceptable time and place within thirty days of the date of the disputing party's notice and thereafter as often as they reasonably deem necessary to exchange relevant information and to attempt to resolve the Dispute. If the matter has not been resolved within sixty days of the disputing party's notice, or if the party receiving said notice will not meet within thirty days, either party may initiate mediation of the controversy or claim in accordance with the Center for Public Resources Model Procedure for Mediation of Business Disputes.

         Section 20.2 Arbitration. (a) If the Dispute has not been resolved pursuant to the aforesaid mediation procedure within sixty days of the initiation of such procedure, or if either party will not participate in a mediation, the Dispute shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association. The parties further agree that all matters shall be governed by the laws of the Commonwealth of Pennsylvania. The parties further agree that any arbitration conducted pursuant to this Section shall be held in Philadelphia, Pennsylvania before a panel of three (3) arbitrators, one selected by the Partnership, and one selected by the SSI and The Nichols Company, and the third selected by the arbitrators selected by the parties. All deadlines specified in this Section may be extended by mutual agreement.

                           (b) The arbitration panel shall have the discretion
to include in its decision a direction that all or part of the attorneys' fees and costs of any party or parties and/or the costs of such arbitration be paid by any other party or parties. On the application of a party before or after the initial decision of the arbitration panel, and proof of its attorneys' fees and costs, the arbitration panel shall order the other party to make any payments directed pursuant to the preceding sentence.

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




Section 20.3      Binding Character.

                  Any decision rendered by the arbitration panel pursuant to this Article XX shall be final and binding on the parties hereto, and judgment thereon may be entered by any state or federal court of competent jurisdiction.

Section 20.4      Exclusivity.

                  Arbitration shall be the exclusive method available for resolution of claims, disputes and controversies described in Section 20.1 hereof, and the Partnership and its Partners stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute. The provisions of this Article XX shall survive the dissolution of the Partnership.

Section 20.5      No Alteration of Agreement.

                  Nothing contained herein shall be deemed to give the arbitrators any authority, power or right to alter, change, amend, modify, add to, or subtract from any of the provisions of this Agreement.


ARTICLE XXI:      ASSUMPTION OF LIABILITIES AND INDEMNIFICATIONS

Section 21.1      Assumption of Liabilities.

                  The Partnership hereby assumes and shall pay, perform and discharge when due, each of those liabilities and obligations relating to the Contributed Assets expressly set forth in Section 2.6 of the Contribution Agreement as being assumed by the Partnership (the "Assumed Liabilities").

Section 21.2      Indemnification.

                  From and after the date hereof, the Partnership shall indemnify and hold harmless each of the Limited Partners and its Affiliates against and from all liability, demands, claims, actions or causes of action, assessments, losses, fines, penalties, costs, damages and expenses (including, without limitation, reasonable attorneys' and accountants' fees and expenses) sustained or incurred by such Limited Partner or Affiliate or any assignee or successor thereof (including, without limitation, any Substituted Limited Partner) as a result of or arising out of any Assumed Liability. If a claim for indemnification is asserted against the Partnership hereunder, the Partnership shall have the right, at its own expense, to participate in the defense of any claim asserted against such Limited Partner or its Affiliate which resulted in the claim for indemnification, and if such right is exercised, the parties shall cooperate in the defense of such action or proceeding.


ARTICLE XXII:     GENERAL PROVISIONS

Section 22.1      Notices.

                  All notices, offers or other communications required or permitted to be given pursuant to this Agreement shall be in writing and may be personally served, telecopied, delivered by reputable courier service or sent by United States mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or courier service or three business days after deposit in United States Mail, registered or certified, postage prepaid, and properly addressed, by or to the appropriate party. For purposes of this Section 22.1, the addresses of the parties hereto shall be as set forth on Exhibit "A" hereto. The address of any party hereto may be changed by a notice in writing given in accordance with the provisions hereof.

Section 22.2      Successors.

                  This Agreement and all the terms and provisions hereof shall be binding upon and shall inure to the benefit of all Partners, and their legal representatives, heirs, successors and permitted assigns, except as expressly herein otherwise provided.

Section 22.3      Effect and Interpretation.

                  This Agreement and all of the terms and provisions hereof shall be governed by and construed in accordance with the law, including the law on conflicts of law, of the State of Delaware.

Section 22.4      Counterparts.

                  This Agreement may be executed in counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 22.5      Partners Not Agents.

                  Nothing contained herein shall be construed to constitute any Partner the agent of another Partner, except as specifically provided herein, or in any manner to limit the Partners in the carrying on of their own respective businesses or activities. Notwithstanding anything to the contrary contained herein, no recourse shall be had by the Partnership or any Partner against any trustee, director, shareholder, officer, employee, agent or attorney of the General Partner under this Agreement, and none of the foregoing shall have any personal liability for or with respect to any of the foregoing.

Section 22.6      Entire Understanding; Etc.

                  This Agreement constitutes the entire agreement and understanding among the Partners and supersedes any prior understandings and/or written or oral agreements among them respecting the subject matter within.

Section 22.7      Amendments.

                           (a) Except as provided in Sections 22.7(b) and (c),
the General Partner shall have the power and authority, in its sole discretion and without the consent of any other Partner, to amend any and all of the provisions of this Agreement to issue additional Partnership Interests, or to establish the rights, privileges, duties and obligations of any Partner or class of Partnership Interest, or otherwise, except that, without the consent of each existing Partner adversely affected thereby, the General Partner shall not (except, in each and every case, as may be required to correct plain errors or ambiguities in this Agreement) amend this Agreement so as to (i) require any Partner to make any additional contribution to the capital of the Partnership; or (ii) require any Partner to restore any negative balance in its capital account or otherwise to contribute any capital to the Partnership, except as required under the Act, the Code or other applicable laws or as expressly provided herein. In addition, this Agreement shall not be amended without the prior written consent of each Partner adversely affected if such amendment would
(i) convert a Limited Partnership Interest in the Partnership into a General Partnership Interest, or (ii) modify the limited liability of a Limited Partner.

                           (b) In addition to the foregoing, for so long as any
Class A Units remain outstanding, this Agreement may not be amended unless such amendment is approved by the holders of 75% of the Class A Units then outstanding, except to:

                                    (i) add to the obligations of the General
Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

                                    (ii) reflect the issuance of additional
Partnership Interests, and the admission, substitution, termination or withdrawal of Partners, in each case in accordance with the provisions of this Agreement;

                                    (iii) record permitted Transfers of
Partnership Units on the books of the Partnership;

                                    (iv) reflect a change that is of an
inconsequential nature and does not adversely affect the holders of the Class A Units in any material respect; or

                                    (v) cure any ambiguity or correct plain
errors in this Agreement.

                           (c) The General Partner will provide notice to the
Limited Partners promptly after any action under Section 22.7(b) if taken.

                           (d) This Section 22.7 may not be amended except with
the prior written consent of the General Partner and the holders of 75% of the then outstanding Limited Partnership Units of each class.

Section 22.8      Severability.

                  If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid by such court, shall not be affected thereby.

Section 22.9      Trust Provision.

                  This Agreement, to the extent executed by the trustee of a trust, is executed by such trustee solely as trustee and not in a separate capacity. Nothing herein contained shall create any liability on, or require the performance of any covenant by, any such trustee individually, nor shall anything contained herein subject the individual personal property of any trustee to any liability.

Section 22.10     Pronouns and Headings.

                  As used herein, all pronouns shall include the masculine, feminine and neuter, and all defined terms shall include the singular and plural thereof wherever the context and facts require such construction. The headings, titles and subtitles herein are inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Any references in this Agreement to "including" shall be deemed to mean "including without limitation".

Section 22.11     Assurances.

                  Each of the Partners shall hereafter execute and deliver such further instruments and do such further acts and things as may be required or useful to carry out the intent and purpose of this Agreement and as are not inconsistent with the terms hereof.


                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed as of the date and year first above written.

                                       GENERAL PARTNER:

                                       BRANDYWINE REALTY TRUST



                                       By: /s/ Gerard H. Sweeney
                                          ----------------------------------
                                          Name: Gerard H. Sweeney,
                                                         President



                                       CLASS A LIMITED PARTNERS:

                                       Safeguard Scientifics (Delaware), Inc.

                                      By: /s/ Donald R. Caldwell
                                          ----------------------------------
                                              Name: Donald R. Caldwell
                                              Title: President

                                       The Nichols Company

                                      By: /s/ Anthony A. Nichols
                                          ----------------------------------
                                              Anthony A. Nichols, President

                                       Brian F. Belcher

                                      By: /s/ Anthony A. Nichols
                                          ----------------------------------
                                              Anthony A. Nichols,
                                              his attorney-in-fact


                                        Jack R. Loew

                                      By: /s/ Anthony A. Nichols
                                          ----------------------------------
                                               Anthony A. Nichols,
                                               his attorney-in-fact

                                 Craig C. Hough


                                 By: /s/ Anthony A. Nichols
                                    -------------------------------
                                        Anthony A. Nichols,
                                        his attorney-in-fact


                                 Gary C. Bender


                                 By: /s/ Anthony A. Nichols
                                    -------------------------------
                                        Anthony A. Nichols,
                                        his attorney-in-fact


                                 Werner Fricker


                                 By: /s/ Anthony A. Nichols
                                    -------------------------------
                                        Anthony A. Nichols,
                                        his attorney-in-fact


                                 Lotz Designers, Engineers and
                                 Constructors, Inc.


                                 By: /s/ Anthony A. Nichols
                                    -------------------------------
                                        Anthony A. Nichols,
                                        his attorney-in-fact


                                 RDC Institute, Inc.


                                 By: /s/ Anthony A. Nichols
                                    -------------------------------
                                        Anthony A. Nichols,
                                        his attorney-in-fact


                                 CLASS B LIMITED PARTNER:


                                 BRANDYWINE REALTY TRUST


                                 By: /s/ Gerard H. Sweeney
                                    -------------------------------
                                        Gerard H. Sweeney, President

                                 CLASS C LIMITED PARTNER:


                                 BRANDYWINE REALTY TRUST


                                 By: /s/ Gerard H. Sweeney
                                    -----------------------------------
                                        Gerard H. Sweeney, President



                  The Management Company joins in this Agreement solely for the purpose of agreeing to be bound by the provisions of Section 8.2(b) hereof.



                                   BRANDYWINE REALTY SERVICES
                                            CORPORATION


                                 By: /s/ Gerard H. Sweeney
                                    -----------------------------------
                                       Authorized Officer